UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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SEACOR HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2200 Eller Drive
Fort Lauderdale, Florida 33316
April 16, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Meeting”) of SEACOR Holdings Inc. (the “Company”), which will be held at Ritz-Carlton St. Louis Hotel, located at 100 Carondelet Plaza, Clayton, Missouri 63105 on May 17, 2007, at 11 a.m., Central time. All holders of record of the Company’s outstanding common stock at the close of business on March 29, 2007 will be entitled to vote at the Meeting.

Directors, officers and other representatives of the Company will be present at the Meeting and they will be pleased to answer any questions you may have.

Whether or not you expect to attend the Meeting and regardless of the number of shares of the Company’s common stock you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully, and to complete, sign, date and return the enclosed proxy card in the postage-paid, pre-addressed envelope provided for such purpose so that your shares will be represented at the Meeting. The prompt return of proxy cards will ensure the presence of a quorum.

We hope that you will be able to attend and look forward to seeing you at the Meeting.

Sincerely,

Charles Fabrikant
Chairman of the Board

2200 Eller Drive
Fort Lauderdale, Florida 33316

SEACOR Holdings Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 17th, 2007

April 16, 2007

To Our Stockholders:

The annual meeting of Stockholders of SEACOR Holdings Inc. will be held on Thursday, May 17th, 2007 at 11:00 a.m., Central time, at the Ritz-Carlton St. Louis Hotel, located at 100 Carondelet Plaza, Clayton, Missouri 63105, for the following purposes:

1.               To elect eleven directors to serve until the 2008 annual meeting of stockholders;

2.               To ratify the appointment of Ernst & Young LLP as SEACOR’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.               To approve the SEACOR Holdings Inc. 2007 Share Incentive Plan; and

4.               To transact such other business as may properly come before the annual meeting and any adjournments thereof.

Only holders of record of SEACOR common stock at the close of business on March 29, 2007 will be entitled to notice of and to vote at the annual meeting. See the “Solicitation of Proxies, Voting and Revocation—Voting” section of the accompanying proxy statement for the place where the list of stockholders may be examined.

Your vote is very important! Please complete, sign, date and return the enclosed proxy card, whether or not you expect to attend the annual meeting, so that your shares may be represented at the annual meeting if you are unable to attend and vote in person. If you attend the annual meeting, you may revoke your proxy and vote your shares in person.

For the Board of Directors

Alice N. Gran
Secretary

SEACOR Holdings Inc.

2200 Eller Drive
Fort Lauderdale, Florida 33316

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on
May 17, 2007

SOLICITATION OF PROXIES, VOTING AND REVOCATION

General

This Proxy Statement and the enclosed proxy card are being furnished to holders of record of the common stock, $.01 par value per share (the “Common Stock”), of SEACOR Holdings Inc., a Delaware corporation (the “Company” or “SEACOR”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, May 17, 2007 and at any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 16, 2007.

Voting

The Company’s Board has fixed the close of business on March 29, 2007 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. Attendance at the Meeting, in person or represented by proxy, by the holders of record of a majority of all shares of Common Stock issued, outstanding, and entitled to vote constitutes a quorum. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum for the Meeting. A “broker non-vote” occurs when a bank, broker or other holder of record (“broker”) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

As of the Record Date, there were 60,000,000 shares of Common Stock authorized, of which 24,180,955 were issued and outstanding. The Company has no other voting securities issued or outstanding.

A list of the Company’s stockholders as of the Record Date will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for ten days prior to the date of the Meeting, at the offices of the Company, 2200 Eller Drive, Fort Lauderdale, Florida 33316.

Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. Common Stock represented by properly executed proxy cards that are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein.

Election to the Board requires the affirmative vote of a plurality of the shares of Company Common Stock present in person or represented by proxy at the Meeting and entitled to vote. Only votes for a director or withheld are counted in determining whether a plurality has been cast for such director. Abstentions and broker non-votes are not counted for purposes of the election of directors and will not affect the outcome of such election.

For matters other than the election of directors, stockholders may vote in favor of the proposal or against the proposal, or abstain from voting. The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of those matters. Because abstentions are treated as shares present or represented and voting, abstaining has the same effect as a negative vote. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved such matters.

At the close of business on the Record Date, directors and executive officers of the Company and their affiliates beneficially owned and were entitled to vote approximately 1,865,332 of Common Stock, collectively representing approximately 7.71% of the Common Stock outstanding on that date.

If your shares are held in “street name” by a broker and you wish to vote on the proposals to elect the directors, to ratify the appointment of the Company’s independent registered public accounting firm or to act upon any other routine business that may properly come before the annual meeting, you should provide instructions to your broker. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide your broker with instructions, your brokers generally will have the authority to vote on the election of directors, the ratification of the appointment of the independent registered public accounting firm and other routine matters.

If you sign and return your proxy card but do not specify how your shares are to be voted, they will be voted FOR election as a director of each of management’s nominees named under “Proposal No. 1—Election of Directors” in this Proxy Statement and listed under Item 1 of the enclosed proxy card; FOR Proposal No. 2, “Ratification of Appointment of Independent Auditors” in this Proxy Statement and listed under Item 2 of the enclosed proxy card; and FOR Proposal No. 3, “Approval of the SEACOR Holdings Inc. 2007 Share Incentive Plan” in this Proxy Statement and listed as under Item 3 of the enclosed proxy card. If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for the stockholder.

As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspectors of election and personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

Revocation of Proxies

A stockholder who so desires may revoke such stockholder’s proxy at any time before it is exercised at the Meeting by: (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy card bearing a date subsequent to that of a previously furnished proxy card, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) to vote in person.

Solicitation Expenses

The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, electronic or facsimile transmission, personal interview or other means.

The Company has requested brokers, bankers and other nominees who hold voting stock of the Company to forward proxy solicitation materials to their customers, and such nominees will be reimbursed for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Common Stock by: (i) all persons (including any “group” as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each “named executive officer” of the Company named in the Summary Compensation Table set forth below under “Executive Compensation,” and (iv) all directors and executive officers of the Company as a group (15 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of March 29, 2007.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class
Charles Fabrikant(3)	1,141,466	4.72%
Randall Blank(4)	131,885	*
Dick Fagerstal(5)	26,323	*
John Gellert(6)	99,868	*
Richard Ryan(7)	18,634	*
Pierre de Demandolx(8)	23,000	*
Richard M. Fairbanks, III(9)	38,500	*
Michael E. Gellert(10)	232,858	*
John C. Hadjipateras(11)	22,600	*
Oivind Lorentzen(12)	27,000	*
Andrew R. Morse(13)	47,031	*
Christopher Regan(14)	12,795	*
Stephen Stamas(15)	15,500	*
Steven Webster(16)	7,272	*
Steven J. Wisch(17)	20,600	*
Porter Felleman(18)	2,279,647	9.43%
666 Fifth Avenue
New York, New York 10103
FMR Corporation(19)	1,893,400	7.83%
82 Devonshire Street
Boston, MA 02109
Goldman Sachs Asset Management, L.P.(20)	2,166,733	8.96%
32 Old Slip
New York, NY 10005
All directors and named executive officers as a group (15 persons)		7.71%

*                    Less than 1.0%.

(1)            Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR Holdings Inc., 2200 Eller Drive, Fort Lauderdale, Florida 33316.

(2)            The information contained in the table above reflects “beneficial ownership” of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares issuable upon the exercise of outstanding stock options exercisable within 60 days after the date of this Proxy Statement.

(3)            Includes 503,221 shares of Common Stock which Mr. Fabrikant may be deemed to own through his interest in, and control of (i) Fabrikant International Corporation (“FIC”), of which he is President, the record owner of  372,727 shares of Common Stock, (ii) Fabrikant International Profit Sharing Trust, of which he is the trustee, the record owner of 19,680 shares of Common Stock, (iii) the E Trust, of which he is Trustee, the record owner of 3,789 shares of Common Stock, (iv) the H Trust, of which he is trustee, the record owner of 3,789 shares of Common Stock and (v) VSS Holding Corporation (“VSS Holdings”), of which he is President and sole stockholder, the record owner of 103,236 shares of Common Stock. Also includes 77,200 shares of restricted stock over which Mr. Fabrikant exercises sole voting power.

(4)            Includes 18,845 shares of restricted stock over which Mr. Blank exercises sole voting power.

(5)            Includes 6,900 shares of restricted stock over which Mr. Fagerstal exercises sole voting power.

(6)            Includes 23,600 shares of restricted stock over which Mr. Gellert exercises sole voting power.

(7)            Includes 5,350 shares of restricted stock over which Mr. Ryan exercises sole voting power.

(8)            Includes 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(9)            Includes 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

  (10) Includes 120,000 shares of Common Stock owned by Windcrest Partners, of which Mr. Gellert is one of two general partners, and 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

  (11) Includes 2,000 shares of Common Stock which Mr. Hadjipateras may be deemed to own through a trust held for his children of which he is the trustee, and 600 shares of Common Stock owned by his daughter of which he is custodian until her 21st birthday. Also includes 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

  (12) Includes 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

  (13) Includes 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

  (14) Includes 6,295 shares of Common Stock which Mr. Regan may be deemed to own through a trust held for his children and 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

  (15) Includes 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

  (16) Includes 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

  (17) Includes 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

  (18) According to a Schedule 13G amendment filed jointly on February 14, 2007 by a group consisting of A. Alex Porter (“Porter”), Paul Orlin (“Orlin”), Geoffrey Hulme (“Hulme”) and Jonathan W. Friedland (“Friedland”), Porter, Orlin, Hulme and Friedland have shared voting and dispositive power as to all such shares.

  (19) According to a Schedule 13G amendment filed jointly on February 14, 2007 by FMR Corp. (“FMR”), Edward C. Johnson 3d (“Johnson”) and Fidelity Management & Research Company, a wholly owned subsidiary of FMR (“Fidelity”), Johnson and FMR, through its control of Fidelity, each has sole dispositive power with respect to such shares.

  (20) According to a Schedule 13G amendment filed on February 12, 2007 by Goldman Sachs Asset Management, L.P. (“Goldman”), Goldman has sole dispositive power with respect to such shares and sole voting power with respect to 2,166,733 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors.   Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company’s business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

Pursuant to the Company’s Amended and Restated By-laws currently in effect (the “By-laws”), the number of directors constituting the Board shall be no fewer than five nor more than twelve, as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at eleven members. The By-laws provide that directors of the Company are elected annually to serve until the next Annual Meeting of Stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, eleven directors are to be elected to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All of the management nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

Director Independence.   The Board has adopted the following standards for determination of Director independence in compliance with the NYSE corporate governance listing standards:

To be considered “independent,” the Board must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries).

A director will not be considered independent if, within the preceding three years:

1.    The director or an immediate family member (as defined below) is, or has been employed by the Company or has received during any twelve-month period within the last three years any direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service);

2.    The director is, or has been within the last three years, an “affiliated person” of the Company, as that term is used in Section 10A of the Securities Exchange Act of 1934;

3.    (A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

4.    The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

5.    The director is a current employee, or an immediate family member is a current executive officer, of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues;

6.    The director or an immediate family member is a current executive officer of a tax-exempt organization that receives contributions from the Company or a Company-affiliated tax exempt organization, in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the tax exempt organization’s consolidated gross revenues.

7.    The director or an immediate family member receives direct compensation from an executive officer or any immediate family member of an executive officer of the Company;

8.    An entity affiliated with the director or with an immediate family member receives any payment from any executive officer of the Company, other than in a routine, commercial or consumer arms-length transaction with terms no more favorable than those customarily offered to similarly-situated persons;

9.    The director provides or is an executive officer, partner, principal or controlling shareholder in an  entity that provides legal or accounting services to an executive officer of the Company;

10.  The director or an immediate family member is a current executive officer of a tax-exempt organization that receives contributions from an executive officer of the Company, in an amount which exceeds the lesser of $50,000 or 1% of the tax exempt organization’s consolidated gross revenues in that fiscal year.

A director generally will not be deemed to have a material relationship with the Company solely by reason of involvement in one of the following:

1.    A transaction in which the director’s interest arises solely from the director’s position as a director or advisory director (or similar position) of another corporation or organization that is a party to the transaction, and the director did not participate in furtherance or approval of the transaction and the transaction was negotiated on an arms length basis;

2.    Investment by a director in an investment vehicle that SEACOR executive officers also invest in, provided that the opportunity to invest in such vehicle is available to other individuals on the same terms and SEACOR or its subsidiary is not a participant in the transaction;

3.    Investment by a director in an asset pool managed by SEACOR or its subsidiary, provided that such investment is at arms length, the majority of participants are not directors, executive officers or employees of SEACOR,  the terms are identical for all participants, and performance results are determined by market conditions (While not material from an independence standpoint, such relationships must also be assessed under the Company’s Transactions with Related Persons Policy.);

4.    A relationship arising solely from the director’s status as an employee or non-controlling equity owner of a company to which the Company was indebted at the end of the Company’s last full fiscal year in an aggregate amount not in excess of 5% of the Company’s total consolidated assets;

5.    Ownership by the director of equity or other securities of the Company, as long as the director is not the beneficial owner, directly or indirectly, of more than 10% of any class of the Company’s equity securities;

6.    The receipt by the director of compensation for service as a member of the Board of Directors or any committee thereof, including regular benefits received by other outside directors;

7.    Any other relationship or transaction that is not listed above and in which the amount involved does not exceed $120,000;

8.    Any immediate family member of the director having any of the above relationships; and

9.    Any relationship between the Company and a non-immediate family member of the director.

The Board has affirmatively determined that each member of the Board meets the aforementioned independence standards with the exception of Mr. Fabrikant (because he is the current President and Chief Executive Officer of SEACOR) and Mr. Gellert (because his son is employed by SEACOR as a Senior Vice President).

Mr. Morse is a principal in a wealth management group affiliated with UBS Financial Services Inc., an affiliate of UBS. SEACOR maintains certain investment accounts with UBS Financial Services Inc. Mr. Morse is not involved in the management or administration of such accounts and there is no relationship between Mr. Morse’s compensation and such accounts. As a consequence, the SEACOR Board has determined that Mr. Morse’s relationship with UBS Financial Services Inc. does not create a material relationship between Mr. Morse and SEACOR and therefore does not preclude its finding that Mr. Morse is independent under the NYSE rules.

Executive Sessions.   Non-management directors meet at regularly scheduled executive sessions without any members of management being present to discuss issues relating to management performance and any other issue that may involve a conflict concerning management. In lieu of a regularly presiding director, these sessions are presided over by a director selected by majority vote of the directors present at such session.

Communications With The Board.   Securityholders who wish to communicate with the Board may do so by writing to: Non-Management Directors, c/o Corporate Secretary, SEACOR Holdings Inc., 2200 Eller Drive, Fort Lauderdale, FL 33316 or to corporatesecretary@ckor.com. The non-management directors have established procedures for handling communications from Securityholders and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees will be forwarded to the non-management directors. Communications that relate to matters that are within the responsibility of one of the Board Committees will be forwarded to the chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications will not to be forwarded, but will be made available to any non-management director who wishes to review them.

The Audit Committee has established procedures for (i) the receipt, retention, and treatment of complaints, reports and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters, in each case relating to the Company. These procedures are published on the Company’s website, at www.seacorholdings.com, under “Investor Relations—Corp. Governance—Procedures for Addressing Complaints About Accounting and Auditing Matters.”  Such complaints, reports or concerns may be communicated to the Company’s General Counsel or the Chairman of the Audit Committee through a toll-free hotline at 1-866-384-4277 or through an internet based reporting tool, provided by EthicsPoint (www.ethicspoint.com), each available on an anonymous and confidential basis. Complaints received are logged by the General Counsel, communicated to the Chairman of our Audit Committee and investigated, under the supervision of our Audit Committee, by our General Counsel. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), these procedures prohibit us from retaliating against any person who, in good faith, submits an accounting or auditing  complaint, report or concern or provides assistance in the investigation or resolution of such matters.

Biographical Information.   Set forth below is certain biographical information with respect to each nominee for election as director:

Name	Age	Position	Director Since
Charles Fabrikant	62	Chairman of the Board of Directors, President and Chief Executive Officer	December 1989
Andrew R. Morse(1)(2)	61	Director	June 1998
Michael E. Gellert	75	Director	December 1989
Stephen Stamas(1)(2)	75	Director	December 1992
Richard M. Fairbanks, III(2)(3)	66	Director	April 1993
Pierre de Demandolx(2)	66	Director	April 1994
John C. Hadjipateras(1)(2)	56	Director	July 2000
Oivind Lorentzen(2)(3)	56	Director	August 2001
Steven J. Wisch(2)(3)	45	Director	August 2003
Christopher Regan	52	Director	September 2005
Steven Webster	55	Director	September 2005

(1)            Member of the Compensation Committee.

(2)            Member of the Nominating and Corporate Governance Committee.

(3)            Member of the Audit Committee.

Charles Fabrikant is President, Chief Executive Officer and Chairman of the Board, and has been a director of SEACOR and several of its subsidiaries since 1989. Mr. Fabrikant is also a Director of Diamond Offshore Drilling, Inc., a contract oil and gas driller. He is also President of Fabrikant International Corporation, or FIC, a privately owned corporation engaged in marine investments. FIC may be deemed an affiliate of SEACOR. Mr. Fabrikant is a licensed attorney admitted to practice in the State of New York and in the District of Columbia.

Andrew R. Morse has been Senior Vice President—Investments at the Morse Group at UBS Financial Services Inc., a New York-based investment banking firm, since October 2001. Mr. Morse was Senior Vice President—Investments of Salomon Smith Barney Inc. of New York, an investment banking firm, and Smith Barney Inc., its predecessor, from March 1993 to October 2001. Mr. Morse sits on numerous philanthropic boards. Mr. Morse served as a Director of Seabulk International, Inc. following the merger of this entity with the Company until May 2006.

Michael E. Gellert has been one of two general partners of Windcrest Partners, a New York-based investment partnership, for more than the past five years. Mr. Gellert is currently a director of Dalet Technologies S.A., the Chairman of Worldwide Funds, a director of Legg Mason Funds and a director of several private companies. Until December 2005, Mr. Gellert was a Director of Devon Energy Corp. and Humana Inc. Mr. Gellert was also a Director of Six Flags Inc. until January 2006.

Stephen Stamas is retired. Since mid-2005 he has served as the Chairman of The American Assembly of Columbia University, a New York-based not-for-profit organization involved in the study of public affairs, a position he also held from 1987 until March 2003. Mr. Stamas was the Chairman of the New York Philharmonic from 1989 until 1996 and Vice Chairman of the Rockefeller University from 1995 until November 1999. He is Chairman Emeritus. From 1973 to 1986, he served as Corporate Vice President of Exxon Corporation.

Richard M. Fairbanks, III has been a Counselor at the Center for Strategic and International Studies, a Washington, D.C.-based research organization, since April 2000, where he served as Managing Director for Domestic and International Issues from 1994 until April 1999, and President and Chief Executive Officer from May 1999 to April 2000. Mr. Fairbanks was the Managing Partner of the Washington, D.C. office of Paul, Hastings, Janofsky & Walker LLP (a law partnership) from 1985 to

1992, when he became Senior Counsel, a position he held until 1994. Mr. Fairbanks served as a director of Hercules Inc. between 1995 and 2000 and between 1998 and 2005  he served as a director of SPACEHAB, Inc. Mr. Fairbanks is also a director of GATX Corporation. He formerly served as an Ambassador-at-Large for the United States and was International Chairman of the Pacific Economic Cooperation Council. Mr. Fairbanks is admitted to practice law in the District of Columbia and before the United States Supreme Court.

Pierre de Demandolx has been a general partner of DPH Conseils, a Paris-based shipping and energy consulting company since October 2003. From April 1999 until October 2003, Mr. de Demandolx was the Managing Director of Petroleum Development and Diversification, a London-based consulting agency. From 1995 until September 2001, he was a director of Compagnie Nationale de Navigation, or CNN, a Paris-based public shipping company controlled by Worms et Cie until 1998 and owned by Compagnie Maritime Belge until 2001. Mr. de Demandolx was the Chief Executive Officer of CNN from September 1990 to June 1996. From 1996 until October 1997, Mr. de Demandolx was the Chairman of the Board of Héli-Union, a Paris-based helicopter transportation company.

John C. Hadjipateras founded Eagle Ocean Transport Inc., a Stamford, Connecticut-based marine transportation agency concentrating in vessel sales and purchases, chartering, insurance and finance, and has served as its President since its inception in 1980. He is also Managing Director of Eagle Financial Partners, LLC, a venture capital management company founded in 1998, and was Managing Director of Peninsular Maritime Ltd. a shipbrokerage firm, from 1972 until 1993. From 1974 until 1999, Mr. Hadjipateras was a Council member of INTERTANKO, the International Association of Independent Tanker Owners. From 1985 until 1989 he was a Board Member of the Greek Shipping Co-operation Committee, and is currently a Director of KIDSCAPE LTD., and a Member of the Board of Advisors to the Faculty of Language and Linguistics of Georgetown University.

Oivind Lorentzen has been the President of Northern Navigation America, Inc., a Stamford Connecticut-based investment management and ship agency company concentrating in specialized transportation and structured finance since 1990. From 1979 to 1990, Mr. Lorentzen was Managing Director of Lorentzen Empreendimentos S.A., an industrial and shipping group in Brazil, and he served on its Board of Directors until December 2005. Mr. Lorentzen is currently Chairman of NFC Shipping Funds. Mr. Lorentzen is also a director of Blue Danube, Inc and Genessee & Wyoming Inc.

Steven J. Wisch is the Co-Founder and Managing Partner of India Equity Partners, an Indian private equity fund and the Co-Founder and Managing Director of IREO, an Indian real estate development fund. Previously, Mr. Wisch was President of Related Investments, a New York-based private investment firm, from November 2003 through 2005. From December 2001 through August 2002, Mr. Wisch was Chief Operating Officer of The 9/11 United Services Group, a New York-based not-for-profit organization. In December 2001, Mr. Wisch retired as a Partner and Managing Director of Goldman, Sachs & Co., an international investment bank, where he was employed from 1983 through 1985 and from 1987 through December 2001. Mr. Wisch also serves on the Board of Trustees of the Trinity School in New York City.

Christopher Regan is co-founder and since March 2002, managing director of The Chartis Group, a management consultancy group, offering strategic, operational and organizational advice to U.S. healthcare providers, suppliers and payers. Prior to co-founding The Chartis Group in 2001, Mr. Regan served from March 2001 to December 2001 as President of H-Works, a health care management consulting firm and a division of The Advisory Board Company. From January 2000 through December 2000, Mr. Regan served as Senior Vice President of Channelpoint, Inc., a health care information services company. Mr. Regan also serves as a Trustee of Hamilton College, Lawrence Hospital Center in Bronxville, New York and Ascension Health Ventures.

Steven Webster is, and has been since July 2005, President and Co-Managing Partner of Avista Capital Partners LP, an investment partnership which focuses on the energy, media and healthcare industries. From 2000 through June 2005, Mr. Webster was Chairman of Global Energy Partners, an affiliate of Credit Suisse First Boston’s Alternative Capital Division. From 1988 through 1997, Mr. Webster was Chairman and CEO of Falcon Drilling Company, Inc. (“Falcon Drilling”) an offshore drilling company he founded, and through 1999, served as President and CEO of R&B Falcon Corporation (“R&B Falcon”), the successor to Falcon Drilling formed through its merger with Reading & Bates Corporation and Cliffs Drilling Company. Mr. Webster served as a Vice Chairman of R&B Falcon until 2001 when it merged with Transocean, Inc. Mr. Webster has also served on the Board Directors of Crown Resources Corporation, Brigham Exploration Company, Goodrich Petroleum Corporation. Mr. Webster serves on the Board of Directors of Carrizo Oil & Gas, Inc., Grey Wolf, Inc., Basic Energy Services Inc., Camden Property Trust, Hercules Offshore, LLC, Geokinetics Inc. and various private companies. Mr. Webster has also been a director of Seabulk International, Inc., a subsidiary of the Company, since September 2002.

Voting.   Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you  “withhold authority” to vote as director on the enclosed proxy card.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Form 5’s were required for such reporting persons, the Company believes that during the 2006 fiscal year all Section 16(a) filing requirements were satisfied.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES NAMED ABOVE.

INFORMATION RELATING TO THE BOARD OF DIRECTORS AND
COMMITTEES THEREOF

Meetings

During the year ended December 31, 2006, the Board held ten meetings. All of the Directors attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which they served during their tenure in 2006. Although the Company does not have a formal policy requiring Board members to attend the Annual Meeting, nine of our ten Board members then serving attended our 2006 Annual Meeting.

Committees of the Board

The Company has three standing committees, including: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charter of each such committee is available on the Company’s website at www.seacorholdings.com, by clicking “Corporate Governance” on our “Investor Relations” page and are also available to stockholders in print without charge upon written request to our Investor Relations Department, 2200 Eller Drive, Fort Lauderdale, Florida  33316.

Audit Committee

Committee Function.   The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the selection of the Company’s outside auditors, the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements.

Charter and Meetings.   The Audit Committee held eleven meetings during the last fiscal year. The Board  adopted a revised charter for the Audit Committee on February 11, 2004, which sets forth the Committee’s responsibilities. The charter of the Audit Committee is available on the Company’s website at www.seacorholdings.com, by clicking “Corporate Governance” on our “Investor Relations” page.

The current members of the Audit Committee are Messrs. Fairbanks, Lorentzen and Wisch. The Board has determined that all members of the Audit Committee are “independent” and “financially literate” under the rules of the NYSE currently applicable to the Company. The Board has further determined that Mr. Lorentzen is an “Audit Committee Financial Expert” within the meaning of the regulations of the Securities and Exchange Commission, and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the rules promulgated under the Exchange Act. Additionally, each member of the Audit Committee meets the heightened requirement for independence set forth in the Sarbanes-Oxley Act.

AUDIT COMMITTEE REPORT

The Audit Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee recognizes that Company management including the internal audit staff, or outside provider of such services, and the independent auditors have more time, knowledge and detailed information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The Audit Committee’s principal responsibilities include (i) appointing and reviewing the performance of the independent auditors, (ii) reviewing and, if appropriate and necessary, pre-approving audit and permissible non-audit services of the independent auditor, (iii) reviewing the adequacy of the Company’s internal and disclosure controls and procedures, (iv) reviewing and reassessing the adequacy of the Company’s Audit Committee charter, (v) reviewing with management any significant risk exposures, (vi) reviewing with management and the independent auditors the Company’s annual and quarterly financial statements, (vii) reviewing and discussing with management and the independent auditor all critical accounting policies and practices used by the Company and any significant changes thereto, (viii) reviewing and discussing with management, the independent auditor and the internal auditor any significant findings during the year, including the status of previous audit recommendations, (ix) assisting the Board of Directors in monitoring compliance with legal and regulatory requirements, and (x) establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board has determined that each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange.

In connection with the Company’s consolidated financial statements for the year ended December 31, 2006, the Audit Committee has:

•       reviewed and discussed the audited financial statements with management;

•       discussed with the Company’s independent public accountants, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards 61, as amended (Communication with Audit Committees); and

•       received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent public accountants their independence.

Based on the review and discussions with the Company’s management and independent public accountants, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee.

Richard M. Fairbanks, III
Oivind Lorentzen
Steven J. Wisch

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

Compensation Committee

Committee Function.   The Compensation Committee, among other matters: approves, either on its own or with the Company’s independent directors, the compensation of the Chief Executive Officer; evaluates the performance of the Chief Executive Officer against approved performance goals and other objectives and reports its findings to the Board; reviews and makes recommendations to the Board with respect to non-Chief Executive Officer compensation; reviews and makes recommendations with respect to changes in incentive compensation plans, equity-based plans and director compensation; prepares a report to be included in the Company’s annual proxy statement; and prepares an annual performance self-evaluation of the Committee.

Charter and Meetings.   The Board adopted the Compensation Committee charter on February 11, 2004. The Compensation Committee meets as frequently as circumstances dictate but not less than once a year. The Compensation Committee met nine times in 2006. The charter of the Compensation Committee is available on the Company’s website at www.seacorholdings.com, by clicking “Corporate Governance” on our “Investor Relations” page.

The Compensation Committee consists entirely of “non-employee directors,” as defined by Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Board has determined that each of the directors is “independent” within the meaning of the listing standards of the NYSE. The Committee’s current members are Messrs. Hadjipateras, Morse and Stamas.

Nominating and Corporate Governance Committee

Committee Function.   The Nominating and Corporate Governance Committee assists the Board with: identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for election at SEACOR’s Annual Meeting of Stockholders and to fill Board vacancies; recommending modifications, as appropriate, to the Company’s policies and procedures for identifying and reviewing Board candidates, including policies and procedures relating to Board candidates submitted for consideration by stockholders; reviewing the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities; reviewing periodically the size of the Board and recommending any appropriate changes; overseeing the evaluation of the Board and management; recommending changes in director compensation; and various governance responsibilities.

Charter and Meetings.   The Board adopted a charter for the Nominating and Corporate Governance Committee on February 11, 2004. The Nominating and Corporate Governance Committee meets as frequently as circumstances dictate but not less than once a year. The Nominating and Corporate Governance Committee met once in 2006. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.seacorholdings.com, by clicking “Corporate Governance” on our “Investor Relations” page.

Each Nominating and Corporate Governance committee member has been determined by the Board to be “independent” within the meaning of the listing standards of the NYSE. The current members of the Nominating and Corporate Governance Committee are Messrs. de Demandolx, Fairbanks, Hadjipateras, Lorentzen, Morse, Stamas and Wisch.

Selection of Board Nominees.   To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Nominating and Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications.

In identifying new director candidates, the Committee seeks advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources. The Committee may also, but need not, retain a search firm in order to assist it in these efforts.

The assessment of nominees includes issues of sound judgment, diversity, age, business specialization and technical skills—all in the context of an assessment of the perceived needs of the Board at that point in time. Appropriate criteria for Board membership also include the following:

•       Members of the Board should be individuals of high integrity, substantial accomplishments, and prior or current association with institutions noted for their excellence.

•       Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

•       The background and experience of members of the Board should be in areas important to the operation of the Company.

Stockholder Recommendations.   The Committee considers candidates for Director suggested by our stockholders, provided that the recommendations are made in accordance with the same procedures required under our By-laws for nominations of directors by stockholders and described in this Proxy Statement under the heading “Other Matters—Stockholder Nomination of Directors.” Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that the Committee’s nominees receive.

Compensation of Directors

Directors who are officers of the Company receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. During 2006, Directors who were not officers of the Company were paid at an annual rate of $25,000 and received $2,000 for every regular and special Board and committee meeting they attended.

The SEACOR 2003 Non-Employee Director Share Incentive Plan was approved by stockholders at the 2003 Annual Meeting and is administered by the Board of Directors or by a committee designated by the Board. Under the 2003 Non-Employee Director Share Incentive Plan, each member of the Board who is not an employee of the Company is granted options and Common Stock.

Pursuant to the 2003 Non-Employee Director Share Incentive Plan, on the date of each annual meeting of the stockholders of the Company through 2008, each non-employee Director is granted an option to purchase 3,000 shares of Common Stock, subject to adjustment. The exercise price of the options granted is the fair market value per share of Common Stock on the date the options are granted. Options granted under the 2003 Non-Employee Director Share Incentive Plan are exercisable at any time following the earlier of the first anniversary of, or the first annual meeting of the Company’s stockholders after, the date of grant, for a period of up to ten years from date of grant. Subject to the accelerated vesting of options upon a non-employee Director’s death or disability or the change in control of the Company, if a non-employee Director’s service as a director of the Company is terminated, his or her options that are not then exercisable will terminate. A non-employee Director’s options that are vested but not exercised may, subject to certain exceptions, be exercised (i) within three months after the date of termination of service as a director in cases of termination by reason of voluntary retirement, failure of the Company to nominate such director for re-election or failure of such director to be re-elected by stockholders after nomination by the Company, or (ii) within one year in the case of termination of service as a director by reason of death or disability. Pursuant to the 2003 Non-Employee Director Share Incentive Plan, on the date of each annual meeting of stockholders of the Company, each non-employee Director in office immediately following such annual meeting is granted the right to receive 500 shares of Common Stock with such shares to be delivered in four equal installments of 125 shares on the date of such annual meeting and on the dates that are three, six, and nine months thereafter (each such installment of shares, until the delivery date thereof,  “Unvested Stock Award”). If a non-employee Director’s service as a director of the Company terminates for any reason, any and all Unvested Stock Awards shall terminate.

The number of shares available for issuance under the 2003 Non-Employee Director Share Incentive Plan is 26,750, which is insufficient to provide a full grant of stock options to purchase 30,000 shares of Common Stock and 5,000 shares of Common Stock to non-employee Directors in 2007. If the 2007 Share Incentive Plan is approved by the stockholders of the Company at the Meeting, no further grants will be made under the 2003 Non-Employee Director Share Incentive Plan. It is expected that, following the Meeting, non-employee Directors will be granted stock options and shares of Common Stock under the 2007 Share Incentive Plan in the same amounts and subject to the same terms and conditions as would have applied if they were granted under the 2003 Non-Employee Director Share Incentive Plan.

Corporate Governance Guidelines and Codes of Ethics

SEACOR has adopted a set of Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Supplemental Code of Ethics. A copy of each of these documents is available on the Company’s website at www.seacorholdings.com, by clicking “Corp. Governance” on our “Investor Relations” page and is also available to stockholders in print without charge upon written request to our Investor Relations Department, 2200 Eller Drive, Fort Lauderdale, Florida  33316.

SEACOR’s Corporate Governance Guidelines address areas such as director responsibilities and qualifications, director compensation management succession, board committees and annual self-evaluation. SEACOR’s Code of Business Conduct and Ethics is applicable to its directors, officers, and employees and its Supplemental Code of Ethics is applicable to SEACOR’s CEO and senior financial officers. SEACOR will disclose future amendments to, or waivers from, certain provisions of its Supplemental Code of Ethics on its website within two business days following the date of such amendment or waiver.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis included in the Proxy Statement with management.  Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement on Schedule 14A. The members of the Committee are Andrew R. Morse, Stephen Stamas and John C. Hadjipateras.

COMPENSATION DISCLOSURE AND ANALYSIS

Scope of Committee’s Authority

The Committee functions pursuant to a charter. Its mandate is to (1) review all compensation practices within the Company, (2) establish compensation for the Chief Executive Officer (the “CEO”), all other executive officers and officers or managers of a division or subsidiary who receive more than $300,000 of annual compensation, including the value of restricted shares and option grants,(1) (3) evaluate officer and director compensation plans, policies and programs, (4) review and approve benefit plans, (5) produce a report on executive compensation for inclusion in the proxy statement, and (6) approve all grants of options or restricted shares.

A current copy of the Committee’s charter is available to holders of the Company’s securities on the Company’s web site at http://www.seacorholdings.com.

Compensation Processes and Procedures

The following discussion is intended to outline the processes followed by the Board and the Company in setting compensation for the CEO, CFO and the Company’s three highest paid executives, and for those individuals responsible for the Company’s financial controls.

At a Committee meeting typically held in December, the Committee and the CEO review the Company’s results and projections for the current fiscal  year, conditions in the job market, the performance of the Company’s executive officers and the CEO’s recommendations for bonus compensation for executive officers and pay levels for other officers and key managers for the following year. The Committee also meets in executive session without the CEO to evaluate the CEO’s performance and to engage in a preliminary discussion with respect to the CEO’s compensation. The Committee then meets in February to review the full prior year’s actual results and to evaluate final recommendations for CEO compensation and that of other executive officers and key managers. As part of its February meeting, the Committee reviews grants of restricted shares and options. These recommendations are communicated to the Board and final review and awards are confirmed after the release of 4th quarter and end of year financial results.

Additional meetings are held when necessary to review and approve grants of restricted shares or options to “new hires” or to current employees in connection with promotions within the Company.

During the fiscal year 2006, the Committee met on nine occasions. Two meetings were held for the purpose of familiarizing its members and the Board with the new rules on compensation disclosure promulgated by the Securities and Exchange Commission (“SEC”). The Committee met on February 13, 2007 to review its tentative recommendations for compensation of senior executives and provided a report to the Board on February 14, 2007. The Committee then met February 26, 2007 after earnings were released.(2)

(1)            For this purpose, housing or other customary allowances for those serving overseas is not considered a component of annual compensation.

(2)            During 2006 the Committee met either by phone or acted by consent or in person on the following dates: February 21, March 2, April 11, July 31, August 3, September 6, November 15, December 1 and December 14.

The Committee does not employ any consultants in determining or recommending the amount or form of officer or director compensation. Data required by the Committee is collected by the Vice President for Human Resources.

Business Description and Strategy

Compensation policies are established each year and are tailored to recruit and retain senior executives capable of executing the Company’s business strategy. The Company’s operations include offshore marine services, marine transportation services, inland river services, aviation services, environmental services and harbor and offshore towing services.

The Company’s financial success and growth are dependent on maintaining a relevant asset base for its lines of business, anticipating trends in equipment design and logistics and market movements, efficient operations spread over many geographic regions, finding new investments and acquisitions to build on existing businesses, and pro-actively managing its cash and balance sheet. Mergers and acquisitions, the successful formation and maintenance of joint ventures, designing and building new equipment, and trading assets are all essential elements of the Company’s business. Contribution to and leadership in executing these strategies are key elements in evaluating performance of executive officers and key managers.

The Company measures the success of its strategies over a period of years as its primary markets are cyclical and obtaining good returns often requires investing at a time when a business or asset class is underperforming. It also measures success by relative results when overall conditions of a cyclical business are poor. Returns in such years depend on decisions taken during cyclical upturns and maintaining discipline in operations.

In measuring returns and performance of management, the Compensation Committee examines shareholder returns on equity on both a before and after-tax basis, operating cash flow for the Company and its business units, performance of the Company’s investment portfolio, returns on operating assets, cash generated relative to cost of replacement, quality of the asset base, results of trading assets, tax strategies and cash retention, financing activity, and degree of risk inherent in the balance sheet.

At its December meeting, the Compensation Committee reviews the Company’s performance and that of its business segments to others in similar lines of business. The Committee also reviews the performance of the Company’s share price relative to the broad indices and that of other companies in related businesses. It receives data on pay practices of companies in the shipping business, energy services, finance and leasing and industrial manufacturing. However, due to differences in reporting and accounting practices, levels of balance sheet leverage and quality of asset base, it is difficult to “benchmark” the Company’s performance or responsibilities of executive officers and key managers to those at any single group of other companies.

While keenly understanding competitive compensation levels and pay practices within industries, such as shipping, banking, finance, law, investment management, private equity, logistics and commodity trading, that draw personnel with leadership, operating, financial, and legal skills required to oversee and grow the Company’s business, the Committee does not “benchmark” the compensation of its executive officers and key managers to that of managers in specific companies.

Skill Requirements and Compensation Objectives

The Company’s senior business executives typically have abilities similar to those required by premiere investment banks, financial institutions and private equity investment firms. The senior support personnel, the Chief Financial Officer (“CFO”), the General Counsel, and those mandated to maintain financial controls are professionals in law, business or accounting. The Company seeks to align the interest of executive officers and key managers with those of shareholders by granting options and restricted shares that vest over five years.

Director Compensation

The Committee, in consultation with the CEO, has recommended, and the Board has approved, an increase in directors’ compensation to reflect greater demands on directors in terms of preparation time for meetings and commitment to greater availability for meetings on an “as needed” basis.

The Committee recommended to the Board that retainer fees be increased to $52,000 per year and that compensation for each Board or Committee meeting attended “in person” be increased to $4,000. Attendance of Committee meetings via telephone will continue to be compensated at $2,000 per meeting.

The following table shows the compensation of the Company’s directors for the year ended December 31, 2006.

Director Compensation

Name and Principal Position	Fees earned or paid in cash Note (5)	Stock Awards Note (6)	Option Awards Note (7)	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings Note (8)	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Pierre de Demandolx(2)	43,000	41,949	78,450	N/A	—	—	163,399
Richard M. Fairbanks, III (2)(3)	65,000	41,949	78,450	N/A	3,463	—	188,862
Michael E. Gellert	43,000	41,949	78,450	N/A	—	—	163,399
John C. Hadjipateras, (1)(2)	61,000	41,949	78,450	N/A	—	—	181,399
Oivind Lorentzen (2)(3)	65,000	41,949	78,450	N/A	—	—	185,399
Andrew R. Morse (1)(2)	73,500	41,949	78,450	N/A	1,454	—	195,352
Christopher Regan	43,000	32,359	78,450	N/A	—	—	153,809
Stephen Stamas (1)(2)	61,000	41,949	78,450	N/A	—	—	181,399
Steven Webster	55,500	32,359	78,450	N/A	—	—	166,309
Steven J. Wisch (2)(3)	65,000	41,949	78,450	N/A	—	—	185,399
James Cowderoy (4)	23,761	30,124	78,450	N/A	—	—	132,335

(1)            Member of the Compensation Committee.

(2)            Member of the Nominating and Corporate Governance Committee.

(3)            Member of the Audit Committee.

(4)            Mr. Cowderoy resigned from the Board effective August 17, 2006 and commenced employment with the Company as a Senior Vice President. In accordance with the terms of the 2003 Non-Employee Director Share Incentive Plan, the unvested options granted in 2006 were cancelled upon Mr. Cowderoy’s resignation from the Board.

(5)            Directors who were not officers of the Company were paid at an annual rate of $25,000 and received $2,000 for every regular and special Board and committee meeting they attended. During 2006 Mr. Morse and Mr. Fairbanks elected to defer $$25,750 and $42,063, respectively, in the Company’s Non-Qualified Deferred Compensation Program. The amounts deferred are included in the table above. Included in the amounts above for Mr. Morse and Mr. Webster is $16,500 each in director fees of Seabulk International, Inc. a wholly owned subsidiary of the Company.

(6)            On the date of each Annual Meeting of Stockholders of the Company, each non-employee Director in office immediately following such annual meeting is granted the right to receive 500 shares of Common Stock with such shares to be delivered in four equal installments of 125 shares on the date of such annual meeting and on the dates that are three, six and nine months thereafter (each such installment of shares, until the delivery date thereof, “Unvested Stock Award”). If a Non-Employee Director’s service as a director of the Company terminates for any reason, any and all Unvested Stock Awards shall terminate. The amounts set forth in this column represent the full grant date fair value determined by multiplying the closing price of the common stock on the date of vesting by the number of shares vesting.   The four grant dates and closing prices were March 27, 2006 - $76.72; May 17, 2006 - $80.59; August 17, 2006 - $83.68; and November 17, 2006 - $94.60. Messrs. Demandolx, Fairbanks, Gellert, Hadjipateras, Lorentzen, Morse, Stamas and Wisch received 125 shares on each of the four vesting dates. Messrs. Regan and Webster each received 125 shares on the May, August and November vesting dates, and Mr. Cowderoy received 125 shares on the March, May and August vesting dates.

(7)            On the date of each annual meeting of the stockholders of the Company, each non-employee Director is granted an option to purchase 3,000 shares of Common Stock, subject to adjustment. The exercise price of the options granted is the fair market value per share of the Common Stock on the date the options are granted. Options granted under the 2003 Non-Employee Director Share Incentive Plan are exercisable at any time following the earlier of the first anniversary of, or the first annual meeting of the Company’s stockholders after, the date of grant, for a period of up to ten years from date of grant. Subject to the accelerated vesting of options upon a non-employee Director’s death or disability or the change in control of the Company, if a non-employee Director’s service as a director of the Company its terminated, his or her options that are not then exercisable will terminate  A non-employee Director’s options that are vested but not exercised may, subject to certain exceptions, be exercised (i) within three months after the date of termination of service as a director in cases of termination by reason of voluntary retirement, failure of the Company to nominate such director for re-election or failure of such director to be re-elected by stockholders after nomination by the Company, or (ii) within one year in the case of termination of service as a director by reason of death or disability. The amounts set forth in this column reflect the grant date fair value of the stock options granted during 2006 computed in accordance with FAS123R. A discussion of the assumptions used to calculate the grant date fair value is set forth in Note 13 of the Notes to Consolidated Financial Statements of our 2006 Annual Report to Shareholders.

(8)            The amount set forth in this column for Mr. Fairbanks and Mr. Morse reflects earnings on deferred compensation.

General Principles of the Compensation Program

Table I in the appendix to this report sets forth compensation for executive officers for the year ending December 31, 2006. Table II sets forth all option grants to such executive officers in 2006, and indicates the price at which options were granted during 2006, and the percent of total options issued for the year received by the individual. Table III sets forth all grants of restricted shares for 2006 to such executive officers and indicates the price of such shares at the time of issuance and percent received by each individual of total shares issued for the year, and shares retained. Table IV sets forth all exercises of options by the Company’s Chief Executive Officer, Chief Financial Officer and the three most highly paid executive officers, length of holding of options and profit realized.

Elements of Compensation

Base Compensation

Base pay levels reflect experience and skill required for executing the Company’s business strategy and overseeing its businesses and operations.

Base compensation is established at levels consistent with professional and market norms and experience. Increases in base pay are awarded to reflect increased responsibility, success in meeting market conditions, growth in job performance, and cost of living changes. Typically, the Company prefers to adjust base compensation after several years rather than make small adjustments annually. In the case of certain senior managers, “base pay” has historically included an award of restricted shares that vest in the January following the calendar year for which base compensation has been established. The purpose of granting restricted shares with one year vesting is to tie a component of base compensation to the share price of the Company.

Base compensation levels for senior managers also are set in recognition of the fact that the Company has no formal retirement program and no supplemental employee retirement program. No senior personnel have contracts for employment or pre-committed bonuses.

The Company does not pay for club dues or memberships for any executive officer or key manager, nor does it maintain any dwellings for any executive officer or key manager.

Bonus Compensation

Bonus awards are discretionary. The Committee does not use a specific formula in determining bonus compensation for employees. Management and the Committee believe that determining bonuses on a case by case basis for each individual is the best approach. The factors that are determinative of bonuses, as mentioned earlier, are the Company’s financial performance and that of its business units, taken in context of the overall business environment, and each individual’s contribution to that performance. The Committee, in conjunction with the CEO, also evaluates the performance of senior managers in achieving specific initiatives, such as improving safety records, controlling costs, increasing output of work, and creativity in performing assigned responsibilities. Performance is reviewed for senior managers in a multi-year context, considering contributions to decisions and strategies initiated in the past that may be paying off in the present.(3)

There is no formula for allocating an employee’s bonus between cash, restricted shares, and options. In recent years, bonus compensation has been roughly divided between restricted shares and cash.(4)  Awards of options, which have 10 year duration, supplement restricted shares. The objective is to establish a retention system and also link executives to the outcome of their decisions over a period of years.

(3)            Over the years, the Committee, the Board and the CEO have considered different formulas for determining bonus compensation. It is their belief that no one criterion is adequate for an effective compensation program. Benchmarking to budgets, returns on equity, cost of capital, internal rates of return, earnings before interest, taxes and depreciation, returns on cash investments, free cash flow, share price performance (absolute and relative), operational criteria (such as corporate safety), and other factors often applied in some mechanical fashion, carry the risk of concentrating management’s effort on one or a few specific factors to the detriment of taking risk and pursuing long term goals and addressing changing priorities in operations.

(4)            The cash component of bonus compensation is paid over three years, 60% in the years awarded (for services in the prior calendar year) and 20% in each of the next two subsequent years. Interest is currently paid on the deferred portion of bonus at 5.75%. This rate is set each year and approved by the Compensation Committee. In order to further the objective of long term commitment and tying senior executives to the outcome of their decisions, the vesting schedule for options and restricted share grants was changed several years ago from three years to five years.

Option prices are established four times per year, prospectively. In 2003, the Committee determined that by pricing options four times per year, the strike prices would more approximately mirror share price levels during the year and reduce the random nature of pricing once per year. Options awards are made for service during the preceding calendar year, but are granted in four equal installments during the immediately following calendar year on dates set by the Compensation Committee. The first date is on or about March 4 and the following three dates are established at 3 month intervals. Last year the Committee approved option awards on March 2, and set the quarterly grant dates on March 2, June 2, September 1, and December 1. The option price for each grant is based on the closing price of the Company’s shares on the grant date.

The Company has no formal policy requiring employees to retain restricted shares or options, but it prefers that executive officers maintain ownership and considers this factor when determining compensation packages.

The Committee annually reviews grant history and dispositions of options and restricted shares to determine if awards serve the purpose of building ownership and linking compensation to long term performance, as opposed to simply creating a call option for recipients on stock market volatility. In addition, the Committee considers relevant, for purposes of establishing compensation for a given year, the realized income or “paper profits” accruing to its executive officers and key managers from grants of options or restricted shares in prior years.

In keeping with SEC rules, tables are included to show the cost to the Company and compensation earned by certain executives in each year as determined in accordance with generally accepted accounting principles (“GAAP”).

Employment Contracts/Change of Control Agreements

The Company is not a party to any employment agreement with the CEO or any other executive officer.

Compensation of CEO and Named Executive Officers

Chief Executive Officer: Mr. Charles Fabrikant (Age: 62)

The Company’s strategy depends on innovation in investment and execution and the ability to develop new business opportunities and anticipate and react to changing circumstances in highly volatile industries. The CEO is expected to develop strategy and innovate, as well as oversee all operating lines of business.

The Board considers Mr. Fabrikant’s combination of business and legal background, including exposure to manufacturing, his deal-making skills, his familiarity with a broad class of assets and businesses and related operations, in particular the shipping industry, inland industry, offshore and energy industry, familiarity with capital markets, experience in international transactions, communications skills, exposure to international business transactions, and ability to teach and train others, a particularly well suited  background for leading the Company at this stage of its development.

The Committee, in establishing base and bonus compensation for Mr. Fabrikant, considers as reference points pay and benefit practices in the legal profession, finance and investment businesses, as well as practices of operating businesses similar to those in which the Company has invested.

In setting Mr. Fabrikant’s bonus for the 2006 fiscal year, the Committee has focused on overall results, the returns on investment generated by the Seabulk and ERA acquisitions, and returns from prior years’ investments in inland barges, dry bulk shipping and offshore assets. In addition, the Committee took into account the Company’s success in integrating two large acquisitions and rationalizing its administrative structure. The Committee also noted that Mr. Fabrikant has a history of holding most restricted shares awarded and has generally waited to exercise options until near the respective date of expiration.

For 2007, the cash portion of Mr. Fabrikant’s base pay has been increased and the number of restricted shares that vest in one year, in January 2008, has been reduced.

Chief Financial Officer: Mr. Richard Ryan (Age: 52)

The CFO, in addition to being responsible for managing all financial personnel and supervising reporting and preparation of financial statements, is responsible for internal controls, overseeing information technology, supervising human resources, complying with public reporting requirements and the Sarbanes Oxley Act of 2002, and providing services to the Board and the business units, including development of analytical tools for understanding the operating performance of the different business units. In order to handle these responsibilities, the CEO and Committee believe that familiarity with international transactions, accounting experience and background in operations are important skills.

The base salary for the CFO is established by taking into account the skills and experience of the individual. Mr. Ryan assumed his position in September 2005. Based on evaluating Mr. Ryan’s performance, the Committee determined that Mr. Ryan’s base should be substantially increased.

Mr. Ryan is a certified accountant in the United Kingdom, where he started his career in the UK Atomic Energy Authority. He holds an MBA from the University of East Anglia. Prior to joining the Company, he worked for one of the Company’s offshore marine competitors in their accounting departments in the United States, Singapore and the United Kingdom. Mr. Ryan was recruited to the Company in 1996 as International Controller and, prior to his appointment as CFO, served as SEACOR Marine International’s Chief Operating Officer.

In establishing Mr. Ryan’s bonus, the Committee considered the overall performance of the Company, Mr. Ryan’s contribution to operating performance, particularly his contribution to integrating Seabulk and ERA into the Company’s financial and IT systems and controls, and his assistance with rationalizing operations.

President Offshore Marine Segment: Mr. John Gellert (Age: 36)

The President of the Offshore Marine Group is responsible for the Company’s offshore marine services group. He oversees day to day trading strategies  (asset purchases and acquisitions), chartering, identifies new investment opportunities, new construction opportunities, operations, and is responsible for segment profit and loss and return on capital and property, plant and equipment. The President reports directly to the CEO and works directly with the CEO on trading strategy and on business development in the offshore marine and energy area.

Mr. Gellert joined the Company as a financial and market analyst, and worked as an assistant to the Chairman for chartering and marketing. Mr. Gellert subsequently assumed responsibility for the West Africa operations and then all offshore marine international operations. In July 2005 Mr. Gellert assumed responsibility for the entire offshore group.

Mr. Gellert’s base compensation reflects his skill and experience, including the ability to work comfortably outside of the United States, manage joint ventures, his experience in acquisitions, work with fluctuating exchange rates, and his understanding of the macro factors that drive the demand for the business unit’s equipment and services.

Mr. Gellert’s bonus compensation is based on Company and segment performance and, for 2006, the success in integrating Seabulk personnel and offshore marine equipment into the

Company’s offshore marine group’s fleet. Results of the offshore group in 2006 included gains from asset sales of $67.0 million, compared to $22.0 million in 2005.

In evaluating performance of the offshore division, the Committee considers operating income, earnings before taxes and depreciation (EBTD), profits and losses from sale of equipment, return on property, plant and equipment using an internal rate of return analysis and also return on corporate equity, success in controlling expenses, success in maintaining a fleet of age and quality consistent with the Company’s strategy, success in managing receivables, creativity in finding new opportunities, and contribution to the corporate investment strategy.

President of Environmental Services: Mr. Randall Blank (Age: 56)

The President of the Environmental Services segment is charged with overseeing the business and growing it by organically developing new products and services and by acquisitions. The President reports directly to the CEO.

Mr. Blank’s base compensation reflects his experience with the Company, his seniority, and his integral role in creating the environmental business. Bonus compensation is based on Company’s results for 2006 and cash generated by the environmental group, success in diversifying the product mix and customer base.

Senior Vice President for Finance and Business Development: Dick Fagerstal (Age 46)

Mr. Fagerstal has been associated with the Company for ten  years. He holds an MBA from New York University. His prior experience was that of a commercial banker working with the shipping industry. Mr. Fagerstal served as Chief Financial Officer of one of the Company’s publicly listed affiliates, Chiles Offshore Drilling, and also has experience in raising capital in the public markets and banking sector. He is responsible for managing the Company’s cash, overseeing compliance with debt covenants, and maintaining relationships with banks and rating agencies. He also has worked closely with the business units supporting acquisition activities.

Mr. Fagerstal’s base compensation reflects his experience in banking and public company administration, knowledge base in shipping and offshore activities, and background in operations acquired during his years with Chiles Offshore Drilling.

Mr. Fagerstal’s bonus for the year ending 2006 reflects the Company’s performance, the results of investments made in prior years in which his involvement was integral to the transactions, and his successful renegotiation of various banking arrangements, enhancing the Company’s flexibility and reducing its costs.

APPENDIX TO COMPENSATION COMMITTEE REPORT

TABLE I

Summary Compensation Table

The following table sets forth certain compensation information for the Company’s Chief Executive Officer and each other executive officer required to be included under rules promulgated by the Securities and Exchange Commission (the “Named Executive Officers”) in respect of the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)(3)	Option Awards (2)(3)	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings (4)	All Other Compen- sation (5)	Total
	($)	($)	($)	($)	($)	($)	($)	($)
Charles Fabrikant Note(6)	2006	600,000	4,000,000	1,132,663	397,315	N/A	—	6,600	6,136,578
Chairman of the Board, President and Chief Executive Officer
Richard Ryan	2006	235,000	250,000	118,254	55,427	N/A	—	20,270	678,951
Senior Vice President and Chief Financial Officer
Dick Fagerstal	2006	300,000	250,000	202,262	118,161	N/A	—	6,600	877,023
Senior Vice President and Treasurer
John Gellert	2006	250,000	1,200,000	367,436	222,295	N/A	—	6,600	2,046,331
Senior Vice President
Ran Blank	2006	375,000	1,120,000	511,895	90,928	N/A	—	6,600	2,104,423
President and Chief Executive Officer of SEACOR Environmental Services Inc. and Senior Vice President

(1)             Sixty percent (60%) of the bonus is paid at the time of the award and the remaining forty percent (40%) is paid in two equal annual installments approximately one and two years after the date of the grant.  Any outstanding balance is payable upon the death, disability, qualified retirement, termination without “cause” of the employee, or the occurrence of a “change-in-control” of the Company.

(2)             The dollar amount of restricted stock and stock options set forth in these columns is equal to the compensation cost recognized during 2006 for financial statement purposes in accordance with FAS123R. This valuation method values restricted stock and options granted during 2006 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 13 of the Notes to Consolidated Financial Statements of our 2006 Annual Report to Shareholders.

(3)             Information regarding the shares of restricted stock and stock options granted to our named executives during 2006 is set forth in the 2006 Grants of Plan-Based Awards Table. The 2006 Grants of Plan Based Awards Table also sets forth the aggregate grant date fair value of the restricted stock and stock options granted during 2006 computed in accordance with FAS123R.

(4)             The Company has no pension plan, but Mr. Fabrikant and Mr. Gellert participate in the Company’s Non-Qualified Deferred Compensation Plan. Their earnings on compensation that are deferred is not preferential or above market. Please see the 2006 Non-Qualified Deferred Compensation Table for further information.

(5)             “All Other Compensation” includes contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan, a defined contribution plan established by the Company, effective July 1, 1994, that meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”)  In the case of Mr. Ryan, in addition to the foregoing, the company reimbursed him $13,670 for school fees for a child attending school in the United Kingdom.

(6)             Mr. Fabrikant elected to defer $120,000 of his 2006 salary in the Company’s Non-Qualified Deferred Compensation Plan. He also elected to defer 30% in excess of $500,000 of his 2006 bonus. These deferred amounts are included in the amounts of Salary and Bonus listed above.

TABLE II

GRANTS OF PLAN—BASED AWARDS

The following table set forth cerain information with respect to grants of plan-based awards during the year ended December 31, 2006 to each of the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or	All other Stock Awards: Full Grant Date Fair	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of	All other Option Awards: Full Grant Date	Market Price on	Percent of Total Options Granted to Employees in Fiscal
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold ($)	Target ($)	Maxi- mum ($)	Units (1)(5) (#)	Value (2) ($)	Options (3)(6) (#)	Option Awards ($)	Fair Value (4) ($)	Grant Date ($)	Year (7) (%)

Charles Fabrikant	3/2/2006	N/A	N/A	N/A	N/A	N/A	N/A	35,000	2,562,000
Chairman of the Board,	3/2/2006									7,500	73.20	177,600	73.20	4.8
President and Chief	6/2/2006									7,500	83.59	205,650	83.59	4.8
Executive Officer	9/1/2006									7,500	87.42	207,300	87.42	4.8
	12/1/2006									7,500	94.45	216,450	94.45	4.8
Richard Ryan	3/2/2006	N/A	N/A	N/A	N/A	N/A	N/A	2,500	183,000
Senior Vice President and	3/2/2006									2,500	73.20	59,200	73.20	1.6
Chief Financial Officer	6/2/2006									2,500	83.59	68,550	83.59	1.6
	9/1/2006									2,500	87.42	69,100	87.42	1.6
	12/1/2006									2,500	94.45	72,150	94.45	1.6
Dick Fagerstal	3/2/2006	N/A	N/A	N/A	N/A	N/A	N/A	3,500	256,200
Senior Vice President and	3/2/2006									2,500	73.20	59,200	73.20	1.6
Treasurer	6/2/2006									2,500	83.59	68,550	83.59	1.6
	9/2/2006									2,500	87.42	69,100	87.42	1.6
	12/1/2006									2,500	94.45	72,150	94.45	1.6
John Gellert	3/2/2006	N/A	N/A	N/A	N/A	N/A	N/A	12,500	915,000
Senior Vice President	3/2/2006									7,500	73.20	177,600	73.20	4.8
	6/2/2006									7,500	83.59	205,650	83.59	4.8
	9/1/2006									7,500	87.42	207,300	87.42	4.8
	12/1/2006									7,500	94.45	216,450	94.45	4.8
Ran Blank	3/2/2006	N/A	N/A	N/A	N/A	N/A	N/A	2,000	146,400
President and Chief	4/11/2006							18,000	1,479,600
Executive Officer of
SEACOR Environmental
Services Inc. and Senior
Vice President

(1)

The amounts set forth in this column reflect the number of shares of restricted stock granted in March 2006. The Company provides the following three types of Restricted Stock Awards: One-Year Restricted Stock (“One-Year Stock”), Three-Year Restricted Stock (“Three-Year Stock”) and Five Year Restricted Stock (“Five-Year Stock”). One-Year Stock vests approximately one year from the date of the award, and Three-Year Stock and Five-Year Stock vests in three and five, respectively, equal annual installments commencing approximately one year after the date of the award. Each type of restricted stock vests immediately upon the death, disability, qualified retirement, termination “without cause” of the employee, or the occurrence of a “change-in-control” of the Company. If cash dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock have vested.

(2)	The amounts set forth in this column represent the closing price of the Common Stock on the date of grant multiplied by the number of shares granted.
(3)

Options reported are exercisable in 20% annual increments beginning on March 4, 2007. The Company entered into an agreement to grant options (“Option Agreement”) in four equal installments over a one-year period, with the first such option being granted on the date of the Option Agreement at an exercise price equal to the market price on the date of grant and the remaining installments of options are granted and priced quarterly thereafter at a price equal to the market price on the date of the grant. Options not yet exercisable become immediately exercisable upon the death, disability, qualified retirement, termination “without cause” of the employee, or the occurrence of a “change-in-control” of the Company.

(4)

The amounts in this column are calculated in accordance with FAS123R. A discussion of the assumptions used in calculating the Grant Date Fair Value is set forth in Note 13 of the Notes to Consolidated Financial Statements of our 2006 Annual Report to Shareholders

(5)

Excludes stock grants granted on February 26, 2007 and effective on March 4, 2007 in respect of 2006 compensation as follows: Mr. Fabrikant - 40,000 shares; Mr. Ryan - 3,000 shares; Mr. Fagerstal - 3,000 shares; Mr. Gellert - 13,000 shares; and Mr. Blank 3,045 shares.

(6)

Excludes stock option grants granted on February 26, 2007 and effective on March 4, 2007 in respect of 2006 compensation as follows: Mr. Fabrikant and Mr. Gellert - 30,000 shares each; Mr. Fagerstal and Mr. Ryan—10,000 shares each. 25% of such options are exercisable at $95.45 and the exercise price of 25% of such options will be determined based on the closing market price of Common Stock three, six and nine months after the initial grant date.

(7)	Percentages based on issuance of 156,000 options granted in March 2006.

TABLE III

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2006 held by the Named Executive Officers.

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date ($)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Charles Fabrikant	11,250	—	N/A	35.33	1/23/2008	19,600	(3)	1,943,144	N/A	N/A
Chairman of the Board,	37,500	—		29.67	1/29/2009	14,600	(4)	1,447,444
President and Chief	52,500	—		31.00	2/3/2010	8,600	(5)	852,604
Executive Officer	25,000	—		52.25	2/14//2011	8,000	(6)	793,120
	50,000	—		41.33	12/11/2011	6,000	(7)	594,840
	4,500	3,000		41.60	1/15/2013
	4,500	3,000		34.58	1/15/2013
	4,500	3,000		36.20	1/15/2013
	4,500	3,000		39.11	1/15/2013
	3,000	4,500		43.05	2/25/2014
	3,000	4,500		40.04	2/25/2014
	3,000	4,500		43.34	2/25/2014
	3,000	4,500		53.58	2/25/2014
	1,500	6,000		65.74	3/11/2015
	1,500	6,000		54.78	3/11/2015
	1,500	6,000		70.20	3/11/2015
	1,500	6,000		66.51	3/11/2015
	—	7,500		73.20	3/2/2016
	—	7,500		83.59	3/2/2016
	—	7,500		87.42	3/2/2016
	—	7,500		94.45	3/2/2016
Richard Ryan	125	250	N/A	41.60	1/15/2013	1,850	(3)	183,409	N/A	N/A
Senior Vice President and	125	250		34.58	1/15/2013	850	(4)	84,269
Chief Financial Officer	125	250		36.29	1/15/2013	700	(5)	69,398
	125	250		39.49	1/15/2013	500	(6)	49,570
	62	186		43.05	2/25/2014	300	(7)	29,742
	62	186		40.04	2/25/2014
	62	186		43.34	2/25/2014
	62	186		53.58	2/25/2014
	125	500		65.74	3/11/2015
	125	500		54.78	3/11/2015
	125	500		70.20	3/11/2015
	125	500		66.51	3/11/2015
	—	2,500		73.20	3/2/2016
	—	2,500		83.59	3/2/2016
	—	2,500		87.42	3/2/2016
	—	2,500		94.45	3/2/2016
Dick Fagerstal	—	1,000	N/A	41.60	1/15/2013	3,400	(3)	337,076	N/A	N/A
Senior Vice President and	—	1,000		34.58	1/15/2013	1,900	(4)	188,366
Treasurer	—	1,000		36.20	1/15/2013	900	(5)	89,226
	—	1,000		39.11	1/15/2013	700	(6)	69,398
	—	750		43.05	2/25/2014	400	(7)	39,656
	—	750		40.04	2/25/2014
	—	750		43.34	2/25/2014
	—	750		53.58	2/25/2014
	—	2,000		65.74	3/11/2015
	—	2,000		54.78	3/11/2015
	—	2,000		70.20	3/11/2015
	—	2,000		66.51	3/11/2015
	—	2,500		73.20	3/2/2016
	—	2,500		83.59	3/2/2016
	—	2,500		87.42	3/2/2016
	—	2,500		94.45	3/2/2016

John Gellert	2,000	—	N/A	41.33	12/11/2011	6,100	(3)	604,754	N/A	N/A
Senior Vice President	1,500	1,000		41.60	1/15/2013	3,600	(4)	356,904
	1,500	1,000		34.58	1/15/2013	2,600	(5)	257,764
	1,500	1,000		36.29	1/15/2013	2,400	(6)	237,936
	1,500	1,000		39.49	1/15/2013	2,000	(7)	198,280
	1,000	1,500		43.05	2/25/2014
	1,000	1,500		40.04	2/25/2014
	1,000	1,500		43.34	2/25/2014
	1,000	1,500		53.58	2/25/2014
	750	3,000		65.74	3/11/2015
	750	3,000		54.78	3/11/2015
	750	3,000		70.20	3/11/2015
	750	3,000		66.51	3/11/2015
	—	7,500		73.20	3/2/2016
	—	7,500		83.59	3/2/2016
	—	7,500		87.42	3/2/2016
	—	7,500		94.45	3/2/2016
Ran Blank	3,000	—	N/A	35.33	1/23/2008	7,600	(3)	753,464	N/A	N/A
President and Chief	15,000	—		29.67	1/29/2009	7,600	(4)	753,464
Executive Officer of	7,500	—		31.00	2/3/2010	7,000	(5)	693,980
SEACOR Environmental	5,000	—		52.25	2/14/2011	800	(6)	79,312
Services Inc. and Senior	7,500	—		41.33	12/11/2011	400	(7)	39,656
Vice President	1,125	750		41.60	1/15/2013
	1,125	750		34.58	1/15/2013
	1,125	750		36.20	1/15/2013
	1,125	750		39.11	1/15/2013
	1,000	1,500		43.05	2/25/2014
	1,000	1,500		40.04	2/25/2014
	1,000	1,500		43.34	2/25/2014
	1,000	1,500		53.58	2/25/2014
	500	2,000		65.74	3/11/2015
	500	2,000		54.78	3/11/2015
	500	2,000		70.20	3/11/2015
	500	2,000		66.51	3/11/2015

(1)                 Options vest incrementally at a rate of one-fifth per year, with full vesting at the end of five years.

(2)                 The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($99.14) on December 29, 2006.

(3)                 These shares of restricted stock vested on February 28, 2007 and March 4, 2007.

(4)                 These shares will vest on February 29, 2008 and March 4, 2008 assuming continued employment with the Company.

(5)                 These shares will vest on March 4, 2009 assuming continued employment with the Company.

(6)                 These shares will vest on March 4, 2010 assuming continued employment with the Company.

(7)                 These shares will vest on March 4, 2011 assuming continued employment with the Company.

TABLE IV

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to the amounts received upon exercise of options or the vesting of Restricted Shares during the year ended December 31, 2006 for each of the Named Executive Officers on an aggregated basis.

		Option Awards		Stock Awards
Name	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) $)
Charles Fabrikant	2006	—	—	13,600	1,011,772
Chairman of the Board, President and Chief Executive Officer
Richard Ryan	2006	—	—	1,550	116,674
Senior Vice President and Chief Financial Officer
Dick Fagerstal	2006	13,000	549,785	3,000	224,010
Senior Vice President and Treasurer
John Gellert	2006	7,500	455,895	3,100	231,562
Senior Vice President
Ran Blank	2006	—	—	3,400	255,238
President and Chief Executive Officer of SEACOR Environmental Services Inc. and Senior Vice President

(1)            The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our Common Stock on the date of exercise.

(2)            The value realized on vesting is determined by multiplying the number of shares vesting by the market price at the close of business on the date of vesting.

Executive Deferred Compensation Plan

A non-qualified deferred compensation plan (the “Deferred Compensation Plan”) established by the Company in 2005 provides non-employee directors (as well as a select group of highly compensated employees, including the Named Executive Officers) the ability to defer receipt of up to 75% of their cash base salary, up to 100% of their cash bonus and/or up to 100% of their vested restricted stock for each fiscal year. Participants under the Deferred Compensation Plan may receive a distribution of deferred amounts, plus any earnings thereon (or less any losses), on a date specified by the participant or, if earlier, upon a separation from service or upon a change of control. All distributions to participants following a separation from service must be in the form of a lump sum, except if such separation qualifies as “retirement” under the terms of the Deferred Compensation Plan, in which case it may be paid in installments if previously elected by the participant. Distributions to “Key Employees” upon a separation from service (other than due to death) will not commence until at least 6 months after the separation from service. Participants are always 100% vested in the amounts that participants contribute to their Deferred Compensation Plan accounts. The Company, at its option, may contribute amounts to participants’ accounts, which may be subject to vesting requirements

The following table sets forth for the named excutive officers certain information at December 31, 2006 and for the year then ended with respect to the Deferred Compensation Plan.

Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2006 ($)
Charles Fabrikant(1)	335,361	—	13,458	—	424,051
Chairman of the Board, President and Chief Executive Officer
Richard Ryan	—	—	—	—	—
Senior Vice President and Chief Financial Officer
Dick Fagerstal	—	—	—	—	—
Senior Vice President and Treasurer
John Gellert(2)	46,634	—	4,374	—	51,008
Senior Vice President
Ran Blank	—	—	—	—	—
President and Chief Executive Officer of SEACOR Environmental Services Inc. and Senior Vice President

(1)            Mr. Fabrikant deferred $120,000 of his 2006 salary reported in the Summary Compensation Table. In addition, he contributed $215,361 from his 2005 bonus paid in 2006, which is not included in the Summary Compensation Table.

(2)            Mr. Gellert deferred $46,634 of his 2005 bonus paid in 2006, which is not included in the  Summary Compensation Table.

RELATED PERSON TRANSACTIONS

On February 26, 2007 the Board adopted the following policy for the review and approval or ratification of transactions with related persons.

POLICY FOR THE REVIEW AND APPROVAL OR RATIFICATION OF
TRANSACTIONS WITH RELATED PERSONS

The Board of Directors of SEACOR Holdings Inc. recognizes that transactions with related persons present a heightened risk of conflicts of interests and may lead to the perception that a transaction was entered into based on considerations other than the Company’s best interests.  The Board has adopted this policy to assist the Board to identify, review and where appropriate approve or ratify transactions that the Company may be required to publicly disclose by the rules of the Securities and Exchange Commission (“SEC”) as a “Transaction with a Related Person.”  This policy shall be followed in connection with all “Transactions with a Related Person” as described below.

1.               Definitions:

A.               A “Related Person” is any (1) person who is, or at any time since the beginning of the Company’s last fiscal year was, a Director or Executive Officer of the Company or nominee for director, (2) any shareholder owning more than 5% of the total equity of the Company, (3) an “Immediate Family Member” of any of the foregoing persons, or

(4) any entity that is owned or controlled by any of the foregoing, or an entity in which any of the foregoing has a substantial ownership interest.

B.              A “Transaction with a Related Person” is any transaction in which (1) the Company or a subsidiary is a participant, (2) the aggregate amount involved exceeds $120,000 and (3) any “Related Person” has a direct or indirect material interest. A transaction participated in by the Company with a company or other entity that employs a Related Person as an Executive Officer or is controlled by a Related Person, or in which a Related Person has an ownership or financial interest material to such Related Person, shall be considered a transaction with a Related Person for purposes of this policy

C.              “Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law, or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person listed above.

Whether a Related Person’s interest in a transaction is material or not will depend on all facts and circumstances, including whether a reasonable investor would consider the Related Person’s interest in the transaction important, together with all other available information, in deciding whether to buy, sell or hold the Company’s securities. In preparing the Company’s periodic filings with the SEC, the Company’s management makes determinations of materiality. In administering this policy, the Board or the relevant committee shall be entitled (but not required) to rely upon such determinations of materiality by Company management.

2.               Examples of arrangements that may give rise to a Transaction with a Related Person include:

A.               Sales, purchases or other transfers of real or personal property,

B.              Use of property and equipment by lease or otherwise,

C.              Services received or furnished,

D.              Borrowing and lending of funds, as well as guarantees of loans or other undertakings,

E.               Employment by the Company of an immediate family member of a Related Person or a change in the material terms or conditions of employment of such an individual,

F.               Charitable contributions or pledges (other than one made pursuant to an established policy for the Company to match contributions made by Directors or Executive Officers).

3.               The following arrangements generally will not give rise to Transactions with a Related Person for purposes of this Policy given their nature, size and/or degree of significance to the Company:

A.               Use of property, equipment or other assets owned or provided by the Company, including aircraft, vehicles, housing and computer or telephonic equipment, by a Related Person primarily for Company business purposes where the value of any personal use during the course of a year is less than $10,000;

B.              Reimbursement of business expenses incurred by a director or executive officer of the Company in the performance of his or her duties and approved for reimbursement by the Company in accordance with the Company’s customary policies and practices;

C.              Compensation arrangements for non-employee directors for their services as such that have been approved by the Board or a committee thereof;

D.              Compensation arrangements, including base pay and bonuses (whether in the form of cash or equity awards), for employees or consultants (other than a director or nominee for election as a director) for their services as such that have been approved by the Company’s Compensation Committee and employee benefits regularly provided under plans and programs generally available to employees; however, personal benefits from the use of Company-owned or -provided assets (“perquisites”), including but not limited to personal use of Company-owned or -provided aircraft and housing, not used primarily for Company business purposes may give rise to a Transaction with a Related Person;

E.               A transaction where the rates or charges involved are determined by competitive bids or involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

F.               A transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

G.             Any other transaction or arrangement authorized on behalf of the Company in accordance with customary Company procedures and practices from which no Related Person obtains a benefit with a value to such Related Person in excess of $120,000, provided that all related transactions or arrangements involving such Related Person during a fiscal year of the Company shall be aggregated for such purpose.

4.               All other Transactions subject to this Policy must be approved or ratified by the Board of Directors. An amendment to a Transaction with a Related Person (even though such Transaction has been reviewed under this policy) shall, unless clearly incidental in nature, be considered a separate Transaction with a Related Person.

5.               If the Transaction involves a Related Person who is a Director or an Immediate Family Member of a Director, such Director may not participate in the deliberations or vote respecting such approval or ratification, provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the Board which considers such transaction.

6.               The Board through this policy has delegated to the Audit Committee the review and when appropriate approval or ratification of Transactions with Related Persons. If such a Transaction involves a member of the Committee (or his or her Immediate Family Member) such member must be recused from the Committee’s deliberation and vote on the matter. The Committee shall immediately report to the General Counsel on any action taken with respect to such Transaction so that appropriate disclosures if any can be made. The Committee shall also report to the Board of Directors on any action taken at the next Board meeting.

7.               In the event that a decision on a Transaction with a Related Person is required and it is difficult or impractical to call a Committee meeting, the Chair of the Audit Committee is authorized to review and approve such Transaction in accordance with the criteria set forth herein, so long as the Transaction at issue does not involve the Chair or his or her Immediate Family Member as a Related Person. The Chair of the Audit Committee shall immediately report to the General Counsel on any action taken with respect to such Transaction so that appropriate disclosures if any can be made. The Chair shall also promptly report to the Committee on any action taken with respect to such Transaction and the action shall be included in the Committee’s report to the Board at the next Board meeting.

8.               Every Director and Executive Officer is obligated to disclose to the Board fully by disclosure to the Audit Committee the facts and circumstances concerning any transaction involving a Related Person (including Immediate Family Members) that could potentially implicate this Policy. All material facts respecting the transaction and the Related Person’s interest therein shall be disclosed. Any questions concerning this disclosure obligation and whether a transaction implicates this Policy should be directed to the General Counsel.

9.               In approving or ratifying any Transaction with a Related Person pursuant to this Policy, the Committee (or Chair) must determine that such Transaction is fair and reasonable to the Company. The Committee (or Chair) shall not be required by this Policy to obtain a fairness opinion or other third party support or advice regarding the fairness of the transaction, but may do so.

10.        The following factors shall also be taken into consideration in determining whether to approve or ratify a Transaction with a Related Person: (1) the Related Person’s relationship to the Company and interest in the Transaction; (2) the material facts of the Transaction, including the proposed aggregate value of such Transaction; (3) the materiality of the Transaction to the Related Person and the Company, including the dollar value of the Transaction, without regard to profit or loss, (4) the business purpose for and reasonableness of the Transaction, taken in the context of the alternatives available to the Company for attaining the purposes of the Transaction; (5)  whether the Transaction is comparable to an arrangement that could be available on an arms-length basis and is on terms that are generally available;  (6)  whether the Transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and (7) the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

11.        In the event the Company becomes aware of a Transaction with a Related Person that has not been previously approved under this policy prior to its consummation, the matter shall be reviewed by the Committee as provided herein. The Committee shall consider all of the relevant facts and circumstances respecting such Transaction, including the factors specified above, and shall evaluate all options available to the Company, including ratification, revision or termination of such Transaction, and shall take such course of action as the Committee deems appropriate under the circumstances. The Committee shall also examine the facts and circumstances pertaining to the failure of such Transaction to have been presented to the Committee under this Policy and shall take any such action as deemed appropriate under the circumstances.

12.        Annually, the Committee shall review any previously approved or ratified Transaction with a Related Persons that is continuing (unless the amount involved in the uncompleted portion of the Transaction is less than $120,000) and determine based on the then existing facts and circumstances, including the Company’s existing contractual or other obligations, if it is in the best interests of the Company to continue, modify or terminate the Transaction.

13.        This policy supplements the provisions of the Code of Business Conduct and Ethics and the Supplemental Code of Ethics concerning potential conflict of interest situations. This Policy supercedes any inconsistent provisions of those Codes relating to the procedures for reporting, review, approval or ratification, oversight and public disclosure of Transactions covered by this Policy (and the fact that this Policy supercedes as to a particular provision shall not be considered a waiver of the Code). With respect to all other potential conflict of interest situations, the provisions of the Codes shall continue to apply.

14.        This Policy may be changed at any time by the Board. This Policy is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s

Certificate of Incorporation and By Laws, it is not intended to establish by its own force any additional legal obligations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company manages barge pools as part of its Inland River Services segment. Pursuant to the pooling agreements, operating revenues and expenses of participating barges in a pool are combined and the net results are allocated to participating barge owners based upon the number of days any one partipating owner’s barges bear to the total number of days of all barges participating in a pool. Mr. Charles Fabrikant, the Chief Executive Officer of the Company, companies controlled by Mr. Fabrikant and trusts for the benefit of Mr. Fabrikant’s two children, and Mr. Andrew Morse, a member of the board of directors of the Company, and his wife own barges that participate in the barge pools managed by the Company. Mr. Fabrikant and his affiliates and Mr. Morse and his wife were participants in the barge pools prior to the acquisition of SCF Marine Inc. by the Company. In 2006, 2005 and 2004, Mr. Fabrikant and his affiliates earned $2.0 million, $1.3 million and $0.6 million, respectively, net of barge pool results (after payment of $0.1 million, $0.1 million and $0.1 million, respectively, in management fees to the Company. In 2006, Mr. Morse and his wife earned $0.15 million of net barge pool results. As of December 31, 2006, 2005 and 2004, the Company owed Mr. Fabrikant and his affiliates and Mr. Morse and his wife $0.6 million, $0.5 million and $0.3 million, respectively, for undistributed net barge pool results.

Employment of John Gellert.   John Gellert, son of Michael E. Gellert, a director of the Company, is a Senior Vice President of the Company and a Named Executive Officer. As compensation for his services as an executive of SEACOR during 2006, Mr. Gellert was paid a salary of $250,000 and was awarded a bonus of $1,200,000. Mr. Gellert’s salary in 2007 has been paid at a rate of $365,000 per annum. In 2006 Mr. Gellert was also granted 12,500 restricted shares of Common Stock and options to purchase 30,000 shares of Common Stock in recognition of his service in 2005. In 2007, Mr. Gellert was granted 13,000 shares of restricted Common Stock and options to purchase 30,000 shares of Common Stock in recognition of his service in 2006. All options and restricted common stock vest over time periods ranging from one year to five years.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee’s current members are Messrs. Hadjipateras, Morse and Stamas, and each member of the Compensation Committee is an independent director. No member of the Compensation Committee: (i) was an officer or employee of SEACOR or any of its subsidiaries during 2006; (ii) was formerly an officer of SEACOR or any of its subsidiaries; or (iii) served on the board of directors of any other company any of whose executive officers served on SEACOR’s Compensation Committee or its Board.

The foregoing report is respectfully submitted by the Compensation Committee.

John C. Hadjipateras
Andrew R. Morse
Stephen Stamas

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board recommends that stockholders ratify the appointment of Ernst & Young LLP (“Ernst & Young”), certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2007. The appointment of Ernst & Young was recommended to the Board by its Audit Committee. Ernst & Young served as independent auditor for the Company for the fiscal year ended  December 31, 2006.

Representatives of Ernst & Young will be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to ratify the appointment of Ernst & Young.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG.

Independent Auditor Fee Information

Fees for professional services provided by Ernst & Young for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit Fees	$2,017,931	$2,181,802
Audit-Related Fees	51,563	45,642
Tax Fees	88,061	31,990
All Other Fees	39,933	—
Total	$2,197,488	$2,259,434

Audit Fees represent fees for professional services provided in connection with the audit of our financial statements, reporting on management’s assertions regarding internal controls over financial reporting in compliance with Sarbanes-Oxley Section 404, review of our quarterly financial statements, and services provided in connection with other statutory or regulatory filings. Audit-Related Fees represent fees for professional services provided in consulting on interpretations and application of Financial Accounting Standards Board pronouncements and Securities and Exchange Commission regulations. Tax Fees represent fees for services in connection with the preparation and filing of tax returns in jurisdictions outside the United States. All Other Fees represent fees for services in connection with filing regulatory reports and tax services to non-executive employees in jurisdictions outside the United States.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of Ernst & Young LLP. All of the services described in the foregoing table were approved in conformity with the Audit Committee’s pre-approval process.

Pre-approval Policy for Services of Independent Registered Public Accounting Firm.   The Audit Committee’s policy is to pre-approve all audit services, audit-related services, and other services permitted by law provided by the independent registered public accounting firm. In accordance with that policy, the committee annually reviews and approves a list of specific services and categories of services, including audit, audit-related, tax, and other permitted services, for the current or upcoming fiscal year, subject to specified terms and cost levels. Any service not included in the approved list of services or any modification to previously approved services, including changes in fees, must be specifically pre-approved by the Audit Committee. Where proposed additions or modifications relate to tax and all other non-audit services to be provided by the independent auditor, the Audit Committee may delegate the responsibility of pre-approval to the Chair of the Audit Committee.

To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee has delegated authority to its Chair, and/or to such other members of the Audit Committee that the Chair may designate, to review and if appropriate approve in advance, any request by the independent auditor to provide tax and/or all other non-audit services.

PROPOSAL NO.3

APPROVAL OF THE SEACOR HOLDINGS INC. 2007 SHARE INCENTIVE PLAN

The Board is proposing for stockholder approval of the SEACOR Holdings Inc. 2007 Share Incentive Plan (the “2007 Share Incentive Plan”) as a replacement of the 1992 Non-Qualified Stock Option Plan, the SEACOR Holdings Inc. 1996 Share Incentive Plan, the SEACOR SMIT Inc. 2000 Stock Option Plan for Non-Employee Directors, the SEACOR SMIT Inc. 2003 Non-Employee Director Share Incentive Plan and the SEACOR SMIT Inc. 2003 Share Incentive Plan (collectively, the “Prior Plans”). The 2007 Share Incentive Plan is being proposed because (i) the aggregate number of shares available for issuance under the 2003 Non-Employee Director Share Incentive Plan is 26,750, which is insufficient to provide a grant of 5,000 shares of Common Stock and 30,000 shares of Common Stock subject to stock options to non-employee Directors in 2007 (or for any issuance of shares in future years), as contemplated by the 2003 Non-Employee Director Share Incentive Plan and (ii) the aggregate number of shares available for issuance to officers, employees and consultants under the Prior Plans is 124,636 after giving effect to the Company’s commitments to grant 128,925 stock options in installments during 2007, which would be insufficient to provide grants of shares of Common Stock and shares of Common Stock subject to stock options in the future at levels approximating those granted to such persons in 2007 (which grants totaled 289,155 shares of Common Stock and shares of Common Stock subject to stock options). If the 2007 Share Incentive Plan is approved by the stockholders at the Meeting, no further grants will be made under any of the Prior Plans, but awards made prior to such adoption (including the Company’s commitments to grant 128,925 stock options to certain officers and key employees in installments during 2007) will be unaffected. The 2007 Share Incentive Plan is intended to attract, retain and motivate highly competent persons as non employee directors, officers, employees and consultants, and further align their interests with those of the Company’s other stockholders.

The following summary describes the material features of the 2007 Share Incentive Plan but is not intended to be complete, and therefore the summary is qualified in its entirety by the 2007 Share Incentive Plan, a copy of which is attached to this Proxy Statement as ANNEX A.

Shares Available

The maximum number of shares of Common Stock that may be delivered to participants under the 2007 Share Incentive Plan, subject to certain adjustments, is an aggregate of 1,750,000. In addition, any shares of Common Stock covered by a Benefit (defined below) granted under the 2007 Share Incentive Plan, which for any reason is cancelled, forfeited or expires or, in the case of a Benefit other than a stock option, is settled in cash, shall again be available for Benefits under the 2007 Share Incentive Plan. If any stock option is exercised by tendering shares of Common Stock to the  Company as full or partial payment in connection with the exercise of a stock option under the 2007 Share Incentive Plan, only the number of shares of Common Stock issued net of the share tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the 2007 Share Incentive Plan.

Administration

The 2007 Share Incentive Plan provides for administration by a committee of the Board of Directors appointed from among its members (the “Committee”), which is comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (1) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) “outside directors” within the meaning of Treasury Regulation section 1.162-27(e)(3) under Section 162(m) of the Code. The Committee is authorized, subject to the provisions of the 2007 Share Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 2007 Share Incentive Plan and to make such determinations and interpretations and to take such action in connection with the 2007 Share Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee’s powers are the authority to select non employee directors, officers and other employees of, and consultants to, the Company and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits. The Board will act in lieu of the Committee with respect to Benefits made to non employee directors under the 2007 Share Incentive Plan.

Eligibility For Participation

Non employee directors, officers and employees of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the 2007 Share Incentive Plan. The selection of participants from eligible persons is within the discretion of the Committee. The estimated number of non employee directors, officers and employees who are eligible to participate in the 2007 Share Incentive Plan is approximately 100, and an estimate of the number of consultants who are eligible to participate in the 2007 Share Incentive Plan has not been made.

Types Of Benefits

The 2007 Share Incentive Plan provides for the grant of any or all of the following types of benefits:  (1) stock options, including non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) performance awards; and (5) stock units (collectively, “Benefits”). Benefits may be granted singly, in combination, or in tandem as determined by the Committee. Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.

Stock Options

Under the 2007 Share Incentive Plan, the Committee may grant awards in the form of non-qualified stock options to purchase shares of Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price of the option. The exercise price will not be less than 100% of the closing price of the Common Stock on the date the stock option is granted (the “Fair Market Value”). The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the 2007 Share Incentive Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate. No stock option is exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of a non-qualified stock option may be extended but no later than one year after the participant’s death.

Stock Appreciation Rights (SARS)

The 2007 Share Incentive Plan authorizes the Committee to grant a SAR either in tandem with a stock option or independent of a stock option. A SAR is a right to receive a payment, in cash, Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall not be less than Fair

Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee. SARs granted under the 2007 Share Incentive Plan are subject to terms and conditions relating to exercisability that are similar to those imposed on stock options, and each SAR is subject to such terms and conditions as the Committee shall impose from time to time.

Stock Awards

The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment or service within specified periods, and may constitute Performance-Based Awards, as described below. The Stock Award will specify whether the participant will have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

Performance Awards

The 2007 Share Incentive Plan allows for the grant of performance awards which may take the form of shares of Common Stock or Stock Units (defined below), or any combination thereof and which may constitute Performance-Based Awards. Such awards will be contingent upon the attainment, over a period to be determined by the Committee, of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Committee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may require or permit the deferral of, the receipt of performance awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

Stock Units

The Committee may, in its discretion, grant Stock Units to participants, which may constitute Performance-Based Awards. A “Stock Unit” means a notional account representing one share of Common Stock. The Committee determines the criteria for the vesting of Stock Units and whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the 2007 Share Incentive Plan). Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of Common Stock representing the Stock Units will be distributed to the participant (unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash, or partly in cash and partly in shares of Common Stock, equal to the value of the shares of Common Stock which would otherwise be distributed to the participant).

Performance-Based Awards

Certain Benefits granted under the 2007 Share Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the vesting or the exercise of such Performance-Based Awards will be based upon achievement of hurdle rates and/or growth in one or more of the following business criteria:  (1) net sales; (2) pretax income before allocation of corporate overhead and bonus; (3) budget; (4) earnings per share; (5) net income; (6) division, group or corporate financial goals; (7) return on stockholders’ equity; (8) return on assets; (9) attainment of strategic and operational initiatives; (10) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (11) market share; (12) gross profits; (13) earnings before interest and taxes; (14) earnings before interest, taxes, depreciation and amortization; (15) economic value-added models and comparisons with various stock market indices; (16) reductions in costs; or (17) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing criteria. With respect to Performance-Based Awards, the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual participants or class of participants to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Other Terms

The 2007 Share Incentive Plan provides that Benefits may be transferred by will or the laws of descent and distribution. The Committee determines the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. In addition to the foregoing, the Committee may permit the transferability of a Benefit by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such persons.

Upon the grant of any Benefit under the 2007 Share Incentive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Plan. The Committee reserves the right to amend, suspend or terminate the 2007 Share Incentive Plan at any time. However, no amendment may be made without approval of the stockholders of the Company if the amendment will:  (i) increase the aggregate number of Shares of Common Stock that may be delivered through Stock Options under the Plan; (ii) increase the maximum amounts which can be paid to an individual participant under the Plan; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Plan.

The 2007 Share Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company. In addition, if there is a Change in Control (as defined in the Plan) of the Company, Benefits that have not vested or become exercisable at the time of such Change in Control will immediately vest and become exercisable and all performance targets relating to such Benefits will be deemed to have been satisfied as of the time of such Change in Control; provided, however, that:  (i) any spin-off of a division or subsidiary of the Company to its stockholders, and (ii) any event that would otherwise constitute a Change in Control that the Board of Directors determines, in its sole discretion, not to be a Change in Control for purposes of the Plan, will not constitute a Change in Control. Furthermore, the Committee, in its sole discretion, may determine upon the occurrence of a Change in Control (without regard to any contrary determination by the Board of Directors) that each Benefit outstanding will terminate and each holder will receive:  (i) an amount equal to the excess of the Fair Market Value of such Shares of Common Stock that are subject to Stock Options or SARs and that are then vested, over the exercise price thereof, and (ii) the Fair Market Value of Shares of Common Stock that are subject to a Stock Award or Stock Unit and that are then vested. Such amounts, in either case, may be paid in cash, property or a combination thereof.

The Committee may grant Benefits to participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted, and no action may be taken which would violate the Exchange Act, the Code or any other applicable law.

Certain Federal Income Tax Consequences

The statements in the following paragraphs of the principal U.S. federal income tax consequences of Benefits under the 2007 Share Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary. The following is not to be considered as tax advice to any persons who may be participants in the 2007 Share Incentive Plan, and any such persons are advised to consult with their own tax counsel.

Non-Qualified Stock Options And Stock Appreciation Rights

A participant who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises a NSO by delivering shares of Common Stock, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual’s tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

Other Awards

With respect to other Benefits under the 2007 Share Incentive Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received. With respect to Benefits under the 2007 Share Incentive Plan that are settled in shares of Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”), an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the 2007 Share Incentive Plan will be subject to both wage withholding and other employment taxes. the Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends And Dividend Equivalents

To the extent Benefits under the 2007 Share Incentive Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the 2007 Share Incentive Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

Change In Control

In general, if the total amount of payments to an individual that are contingent upon a “change in control” of the Company (as defined in Section 280G of the Code), including payments under the 2007 Share Incentive Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations On Deductibility Of Executive Compensation

With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, the Company believes that Stock Options, SARs and Performance-Based Awards granted under the 2007 Share Incentive Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code; provided, however, that Performance-Based Awards granted after the Company’s 2013 Annual Meeting of Stockholders will only qualify for such exception if the 2007 Share Incentive Plan (or a successor thereto) is reapproved by the Company’s stockholder at or prior to such meeting.

Other Information

If stockholders approve the 2007 Share Incentive Plan at the Meeting, the Board has determined to grant each non employee director a non-qualified option to purchase 3,000 shares of Common Stock and 500 shares of restricted stock on the date of the Meeting. The closing price of the Company’s Common Stock as traded on the NYSE on April 12, 2007 was $100.15 per share.

The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to approve the SEACOR Holdings Inc. 2007 Share Incentive Plan.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2007 SHARE INCENTIVE PLAN.

NEW PLAN BENEFITS

2007 Share Incentive Plan

The following table sets forth stock awards and option awards that have been allocated if the 2007 Share Incentive Plan is approved.

	Stock Awards		Option Awards
Name and Position	Dollar Value ($)(1)	Number of Units(2)	Dollar Value ($)(3)	Number of Units(4)
Non-Executive Director Group	495,700	5,000	—	30,000

(1)            The dollar value shown relates only to shares of Common Stock to be granted pursuant to stock awards and is based on the closing price of Common Stock on December 29, 2006, which was $99.14 per share. No value is ascribed to grants of stock options, as such value is not determinable.

(2)            Includes total number of shares of Common Stock to be granted to all non employee directors as a group in 2007 under the 2007 Share Incentive Plan pursuant to stock awards and stock options.

(3)            No value is ascribed to grants of stock options, as such value is not determinable.

(4)            Includes number of shares of Common Stock to be granted to participants in 2007 under the 2007 Share Incentive Plan pursuant to stock options. Because awards under the 2007 Share Incentive Plan are in the discretion of the Compensation Committee, any additional awards to be received are not determinable.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2006 regarding shares of the Company’s common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company’s equity compensation plans as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company’s stockholders.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	877,025	51.52	627,498
Equity compensation plans not approved by security holders	—	—	—
Total	877,025	51.52	627,498

OTHER MATTERS

Other Actions at Meeting

The Board does not intend to present any other matter at the Meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Limitation on Stockholder Action by Written Consent; Special Meetings of Stockholders; Removal of Directors; Vacancies

The Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66 2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-laws provide that, to be properly brought before an annual meeting, business must be (i) specified in the notice of meeting and (ii) brought before the meeting by or at the direction of the Board, or (iii) be brought before the meeting by a stockholder upon timely written notice in proper form given to the Secretary of the Company. In order to be considered timely, such stockholder notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the annual meeting of stockholders held in the previous year, subject to certain exceptions. The By-laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

The By-laws also provide that Directors can be removed from office (prior to the expiration of their term) with or without “cause” by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors, and that vacancies on the Board can be filled only by the remaining directors then in office.

Stockholder Nomination of Directors

The By-laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the “Nomination Procedure”). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. In order to be timely, such written notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting (subject to certain exceptions), and the notice must contain (i) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all contracts, arrangements or other understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act and (v) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge nomination of any person not made in compliance with the Nomination Procedure.

Although the By-laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company’s stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

Restrictions on Foreign Ownership of Common Stock and Related Matters

The Company is subject to a variety of U.S. federal statutes and regulations, including the Shipping Act, 1916, as amended (the “Shipping Act”), and the Merchant Marine Act of 1920, as amended (the “1920 Act”, and collectively with the Shipping Act, the “Acts”), which govern, among other things, the ownership and operation of vessels used to carry cargo between U.S. ports.

Generally, the Acts require that vessels engaged in U.S. coastwise trade must be owned by U.S. citizens. In order for a corporation operating in U.S. coastwise trade to qualify as a U.S. citizen, at least 75% of the outstanding capital stock of the corporation must be owned by persons or organizations that are U.S. citizens, as defined in the Shipping Act. Accordingly, if persons or organizations that are not U.S. citizens as so defined were to own more than 25% of the Common Stock, the Company would not (until such foreign ownership was reduced to or below 25%) be permitted to continue its U.S. coastwise trade operations. To help facilitate compliance with the Acts, the Certificate of Incorporation requires the Company to institute and to implement through the transfer agent for the Common Stock a dual stock certificate system, pursuant to which certificates evidencing shares of Common Stock bear legends which, among other things, designate such certificates as either “foreign” or “domestic,” depending on the citizenship of the owner. The Certificate of Incorporation also establishes procedures designed to enable the Company to monitor and limit foreign ownership of the Common Stock, and authorizes the Board under certain circumstances to redeem shares of stock owned by non-U.S. citizens. Moreover, the By-laws provide that the Chairman of the Board and Chief Executive Officer, and the President must each be U.S. citizens, and restrict any officer who is not a U.S. citizen from acting in the absence or disability of such person. The By-laws further provide that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business.

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2006 accompanies this Proxy Statement and should be read in conjunction herewith.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals that stockholders believe should be voted upon at SEACOR’s Annual Meeting may be eligible for inclusion in the Company’s Proxy Statement. Stockholder proposals for the 2008 Annual Meeting of Stockholders must be received in accordance with the provisions of Rule 14a-8 under the Exchange Act by the Company on or before January 18, 2008 to be eligible for inclusion in the proxy statement and proxy card relating to the 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to:  Secretary, SEACOR Holdings Inc., 2200 Eller Drive, Fort Lauderdale, Florida 33316.

As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Article I, Section 1 of the By-laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 90 calendar days in advance of the anniversary date of the previous year’s annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the then current year); if, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholders must be received by the Company not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or publicly disclosed.

For the Board of Directors

Alice N. Gran
Secretary

ANNEX A

SEACOR HOLDINGS INC.

2007 SHARE INCENTIVE PLAN

1.   PURPOSE.   SEACOR Holdings Inc. 2007 Share Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as non employee directors, officers and employees of, and consultants to, SEACOR Holdings Inc. (the “Company”) and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Common Stock, par value $.01 per share, of the Company (“Common Stock”) or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company’s non employee directors, officers, employees and consultants to those of its other stockholders.

2.   ADMINISTRATION.

(a)   The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan or any Benefit award agreement, accelerate or waive vesting of Benefits and exercisability of Benefits, extend the term or period of exercisability of any Benefit, or waive any terms or conditions applicable to any Benefit; provided that no action taken by the Committee shall adversely affect in any material respect the rights granted to any Participant under any outstanding awards without the Participant’s written consent (other than as may be required under Section 409A of the Code). All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. Notwithstanding anything in this Section 2(a) to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Benefits as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Benefits made to non employee directors under the Plan. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

(b)   The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has so delegated duties, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3.   PARTICIPANTS.   Participants will consist of such non employee directors, officers and employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee (or the Board) in its sole discretion determines from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year.

4.   TYPE OF BENEFITS.   Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the “Benefits”). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 below. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.                COMMON STOCK AVAILABLE UNDER THE PLAN.

(a)   Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 13 hereof, the maximum number of shares of Common Stock that may be delivered to participants (including permitted assignees) and their beneficiaries under this Plan shall be 1,750,000 shares of Common Stock (subject to adjustments made in accordance with Section 13 hereof), which may be authorized and unissued or treasury shares.

(b)   Any shares of Common Stock covered by a Benefit (or portion of a Benefit) granted under the Plan, which is forfeited or canceled, expires or, in the case of a Benefit other than a Stock Option, is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The preceding sentence shall apply only for the purposes of determining the aggregate number of shares of Common Stock subject to Benefits and that are available for delivery under the Plan, but shall not apply for purposes of determining pursuant to Section 5(d) the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted or measured to an individual participant under the Plan.

(c)   If any shares of Common Stock are tendered to the Company, either actually or by attestation or withholding, as full, or partial payment of the exercise price or any tax withholding in connection with the exercise of a Stock Option or Stock Appreciation Right or the vesting of any other Benefit granted under this Plan or any prior plan of the Company, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock subject to Benefits that are available for delivery under the Plan. Further, shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not decrease the number of shares of Common Stock subject to Benefits and shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or its subsidiaries or affiliates acquiring another entity (or an interest in another entity). This Section 5(c) shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits and that are available for delivery under the Plan, but shall not apply for purposes of determining pursuant to Section 5(d) the maximum number of shares of Common Stock (x) with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted or measured to an individual participant under the Plan or (y) that may be delivered through Stock Options under the Plan.

(d)   The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan, and the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during any calendar year shall not exceed 200,000 shares of Common Stock (in each case, subject to adjustments made in accordance with Section 13 hereof).

6.   STOCK OPTIONS.   Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options shall not be “incentive stock options” within the meaning of Section 422 of the Code (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(a)   EXERCISE PRICE.   Each Stock Option granted hereunder shall have such per share exercise price as the Committee may determine at the date of grant; provided, however, subject to subsection (d) below, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the Stock Option is granted.

(b)   PAYMENT OF EXERCISE PRICE.   The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

(c)   EXERCISE PERIOD.   Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Options may be extended beyond such period but no later than one year after the participant’s death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

7.                STOCK APPRECIATION RIGHTS.

(a)   The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the Benefit award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

(b)   Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Appreciation Rights may be extended beyond such period but no later than one year after the participant’s death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Appreciation Right at the date of grant.

8.   STOCK AWARDS.   The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment or service within specified periods, and may constitute Performance-Based Awards, as described below. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.                PERFORMANCE AWARDS.

(a)   Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. With respect to those Performance Awards that are intended to constitute Performance-Based Awards, the Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

(b)   With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

(c)   Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

10.   STOCK UNITS.

(a)   The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units and may provide for payment in shares of Common Stock, in cash or in any combination of shares of Common Stock and cash, at such time as the Benefit award agreement shall specify. Stock Units may constitute Performance-Based Awards. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

(b)   Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such Stock Unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

(c)   Prior to the year with respect to which a Stock Unit may vest, the Committee may, in its discretion, permit a participant to elect not to receive shares of Common Stock and/or cash, as applicable, upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock and/or cash, as applicable, pursuant to the agreement of deferral.

(d)   A “Stock Unit” means a notional account representing one share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units at the time or times specified by the Committee or as the Benefit award agreement shall specify.

11.   PERFORMANCE-BASED AWARDS.   Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the vesting or the exercise of such Performance-Based Awards shall be based on one or more business criteria that apply to the individual participant, one or more business units of the Company as a whole. The business criteria shall be as follows, individually or in combination, adjusted in such manner as the Committee shall determine: (i) net sales; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (xi) market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models and comparisons with various stock market indices; (xvi) reductions in costs; or (xvii) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

12.   FOREIGN LAWS.   The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.   ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

(a)   If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner as determined by the Committee in its sole discretion, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments shall also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee shall make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(b)   Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Benefits that have not vested or become exercisable at the time of such Change in Control shall immediately vest and become exercisable and all performance targets relating to such Benefits shall be deemed to have been satisfied as of the time of such Change in Control. For purposes of this Section 13(b), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)   A change in control of the direction and administration of the Company’s business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

(ii)   During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company’s Board of Directors or any individuals who would be “Continuing Directors” (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

(iii)   The Company’s Common Stock shall cease to be publicly traded; or

(iv)   The Company’s Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

(v)   The Company’s Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 13(b)(ii) or (iii) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, (A) any spin-off of a division or subsidiary of the Company to its stockholders and (B) any event listed in (i) through (v) above that the Board of Directors determines, in its sole discretion, not to be a Change in Control of the Company for purposes of the foregoing provision of this Plan as to vesting, shall not constitute a Change in Control of the Company. For purposes of this Section 13(b), “Continuing Directors” shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company (without regard to any contrary determination by the Board of Directors under paragraph (B) above), each Benefit outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive (i) with respect to each share of Common Stock that is subject to a Stock Option or a Stock Appreciation Right and is then vested, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right (as the case may be) and (ii) with respect to each share of Common Stock that is subject to a Stock Award or Stock Unit and is then vested, the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control, such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16 of the Exchange Act and no exception from liability under Section 16 of the Exchange Act is otherwise available to such holder.

14.   NONTRANSFERABILITY.   Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such Stock Option or Stock Appreciation Right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of a Benefit by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

15.   OTHER PROVISIONS.   The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the termination of any Benefit and the forfeiture of any gain realized in respect of a Benefit upon the occurrence of certain activity by the participant that is harmful to the Company, for the acceleration of exercisability or vesting of Benefits or the payment of the value of Benefits in the event that the control of the Company changes (including, without limitation, a Change in Control), or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment (including, without limitation, any restrictions on the ability of the participant to engage in activities that are competitive with the Company) in addition to those specifically provided for under the Plan.

16.   FAIR MARKET VALUE.   For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company’s Common Stock on the date of grant or the date of calculation, as the case may be (or on the last preceding trading date if Common Stock was not traded on such date) if the Company’s Common Stock is readily tradable on a national securities exchange or other market system, and if the Company’s Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

17.   WITHHOLDING.   All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

18.   TENURE.   A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, consultant or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

19.   UNFUNDED PLAN.   Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

20.   NO FRACTIONAL SHARES.   No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21.   DURATION, AMENDMENT AND TERMINATION.   No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (ii) increase the maximum amounts which can be paid to an individual under the Plan; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Plan.

22.   GOVERNING LAW.   This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the internal laws of the State of Delaware, without giving effect to its choice-of-law provisions.

23.   EFFECTIVE DATE.

(a)   The Plan shall be effective as of April 12, 2007, the date on which the Plan was adopted by the Board of Directors (the “Effective Date”), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

24.   COMPLIANCE WITH SECTION 409A OF THE CODE.

(a)   To the extent that the Plan and/or Benefits granted thereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or Benefit award, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Benefit award from the application of Section 409A of the Code, (b) preserve the intended tax treatment of any such Benefit, or (c) comply with the requirements of Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of the grant (“Section 409A Guidance”). This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Benefits are exempt from or comply with Section 409A Guidance.

(b)   All Benefits that would otherwise be subject to Section 409A of the Code shall be paid or otherwise settled on or as soon as practicable after the applicable payment date and not later than the 15th day of the third month from the end of (i) the participant’s tax year that includes the applicable payment date, or (ii) the Company’s tax year that includes the applicable payment date, whichever is later; provided, however, that the Committee reserves the right to delay payment with respect to any such Benefit under the circumstances set forth in Proposed Regulation Section 1.409A-3(h)(2), any successor thereof or upon such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin; provided, further, that notwithstanding any contrary provision in the Plan or Benefit award agreement, any payment(s) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Benefit award agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

ANNUAL MEETING OF STOCKHOLDERS OF

SEACOR Holdings Inc.

May 17, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

21130300000000000000 3                                                                          051707

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

ALL NOMINEES FOR DIRECTOR INDICATED BELOW AND “FOR” PROPOSALS NO 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect eleven directors to serve until the 2008 Annual Meeting of Stockholders.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Charles Fabrikant
☐ Andrew R. Morse
☐	WITHHOLD AUTHORITY	☐ Michael E. Gellert
	FOR ALL NOMINEES	☐ Stephen Stamas
☐ Richard M. Fairbanks, III
☐	FOR ALL EXCEPT	☐ Pierre de Demandolx
	(See instructions below)	☐ John C. Hadjipateras
☐ Oivind Lorentzen
☐ Steven J. Wisch
☐ Christopher Regan
☐ Steven Webster

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

3. To approve the SEACOR Holdings Inc. 2007 Share Incentive Plan.	☐	☐	☐

The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the Annual Meeting or any adjournments thereof.

This proxy hereby revokes any proxy heretofore given by the undersigned for the Annual Meeting.

Shares represented by this proxy will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all management nominees listed, and FOR Item 2 and Item 3.

Only holders of record of SEACOR common stock at the close of business on March 29, 2007 will be entitled to notice of and to vote at the Meeting. Your vote is very important! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:                   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SEACOR Holdings Inc.

Proxy for Annual Meeting of Stockholders
on May 17, 2007 11:00 a.m., central time

To be held at the Ritz-Carlton Hotel
100 Carondelet Plaza
Clayton, Missouri 63105

The undersigned having received the Notice of Meeting and Proxy Statement of SEACOR Holdings Inc. (the “Company”), dated April 17, 2007, and Annual Report for the fiscal year ended December 31, 2006, hereby appoints and constitutes Mr. Charles Fabrikant and Ms. Alice Gran, and each of them, proxies with full power of substitution to vote for the undersigned at the Company’s Annual Meeting of Stockholders to be held on May 17, 2007, and at any adjournments thereof (the “Annual Meeting”), as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEACOR Holdings Inc.

IMPORTANT - This proxy must be signed and dated on the reverse side.

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